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                 PURCHASE AND SALE AGREEMENT

     PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of the 10th day of February, 1998, by and among DWR CHESTERBROOK ASSOCIATES, a Pennsylvania general partnership, GLENHARDIE CORPORATION, a Pennsylvania corporation, DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P., a Delaware limited partnership, DEAN WITTER REALTY INCOME PARTNERSHIP III, L.P., a Delaware limited partnership, and PART SIX ASSOCIATES, a Pennsylvania limited partnership, each having offices c/o Dean Witter Realty Inc., Two World Trade Center, 64th Floor, New York, New York 10048 (collectively, the "Sellers" and, individually, a "Seller"), and FV OFFICE
PARTNERS, L.P., a Delaware limited partnership, having an office c/o The Fox Companies at 1325 Morris Drive, Wayne, Pennsylvania 19087 (the "Purchaser").

                     W I T N E S S E T H

     WHEREAS,  the  Sellers are the owners of real  property
located  within  what  is  commonly  referred  to   as   the
Chesterbrook  Corporate  Center  and  Glenhardie   Corporate
Center, each in Wayne, Pennsylvania, as follows:

LOCATION                                 OWNER
A.  CHESTERBROOK CORPORATE CENTER

1325 Morris Drive, Wayne, Pennsylvania
                                         DWR Chesterbrook Associates
1400 Morris Drive, Wayne, Pennsylvania
                                         DWR Chesterbrook Associates
1300 Morris Drive, Wayne, Pennsylvania
                                         DWR Chesterbrook Associates
955   Chesterbrook  Boulevard,   Wayne,
Pennsylvania (Condominium Unit 1 in DWR Chesterbrook Associates Parcel 9 Condominium)
965   Chesterbrook  Boulevard,   Wayne,
Pennsylvania (Condominium Unit 2 in DWR Chesterbrook Associates Parcel 9 Condominium)
701 Lee Road, Wayne, Pennsylvania
                                         DWR Chesterbrook Associates
600   Lee   Road,  Wayne,  Pennsylvania
(Condominium  Unit  2  in  Parcel   6-3  DWR Chesterbrook Associates
Condominium)
620   Lee   Road,  Wayne,  Pennsylvania
(Condominium  Unit  1  in  Parcel   6-3  DWR Chesterbrook Associates
Condominium)
Parcel   11   (Parking  Area),   Wayne,
Pennsylvania                             DWR Chesterbrook Associates


B.  GLENHARDIE CORPORATE CENTER


I.     1275   Drummers   Lane,   Wayne,  Glenhardie        Corporation
Pennsylvania                             (ground lessor)
     (One Glenhardie Corporate Center)   Dean   Witter  Realty  Income
                                         Partnership II, L.P.  (ground
                                         lessee)
II.    1285   Drummers   Lane,   Wayne,  Glenhardie        Corporation
Pennsylvania                             (ground lessor)
     (Two Glenhardie Corporate Center)   Dean   Witter  Realty  Income
                                         Partnership II, L.P.  (ground
                                         lessee)
III.1265    Drummers    Lane,    Wayne,  Dean   Witter  Realty  Income
Pennsylvania                             Partnership III, L.P.
     (Three     Glenhardie    Corporate
Center)
     (Unit  1  in Glenhardie  Corporate
Center                  Condominium)
IV.    1255   Drummers   Lane,   Wayne,  Part Six Associates
Pennsylvania
     (Four Glenhardie Corporate Center)
     (Unit  2  in Glenhardie  Corporate
Center                  Condominium)
WHEREAS, the Sellers and the Purchaser have entered into negotiations wherein the Purchaser expressed its intent to purchase the Properties (as defined herein) from the Sellers
and   the  Sellers  expressed  their  intent  to  sell   the
Properties to the Purchaser; and

     WHEREAS, the Sellers and the Purchaser now desire to enter into an agreement whereby, subject to the terms and conditions contained herein, the Sellers shall sell the Properties to the Purchaser and the Purchaser shall purchase the Properties from the Sellers.

     NOW,   THEREFORE,  in  consideration  of  ten  ($10.00)
dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:

       Sale of the Properties.

Each Seller agrees to sell and convey to the Purchaser, and the Purchaser agrees to purchase from each Seller, at the price and upon the terms and conditions set forth in this Agreement, all those certain plots, pieces and parcels of land or condominium units described in Schedule 1 hereto (the "Land") listed thereon as owned by the Seller, together with (i) all buildings and other improvements situated on the Land relating thereto (collectively, the "Buildings"),
(ii) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of such Seller pertaining to the Land and the Buildings, including, in the context of condominium units, such Seller's appurtenant percentage interest in the common elements of the applicable condominium and all rights as owner thereof under the applicable declaration of condominium, and including any Seller's rights and estate under any ground lease affecting the Land or the Buildings, (iii) all right, title and interest of such Seller in and to all fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Land or the Buildings, or used in connection therewith (collectively, the "Personal Property"), and (iv) all right, title and interest of the Seller, if any, in and to the trade names of the Buildings for use in common with others entitled to use such trade names (the Land, together with all of the foregoing items listed in clauses (i)-(iv) above being hereinafter sometimes referred to as to each location listed on Schedule 1 as a "Property" and, collectively, as the "Properties").

            Excluded Property.

          Specifically excluded from the Properties and this sale are all items of personal property not described in Section 1 (and all personal property of tenants under the Leases) and the items described in Schedule 2 annexed hereto and made a part hereof.

            Closing Date.

          The delivery of the Deeds and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wolf, Block, Schorr and Solis-Cohen, 111 South 15th Street, Philadelphia, Pennsylvania, at 10:00 A.M. on the date which is fifteen days after the end of the Due Diligence Period unless such day is not a day on which the Recorder of Deeds of Chester County, Pennsylvania is open for business, in which case, the Closing shall take place on the next day on which such Recorder of Deeds is open (the "Closing Date") or such earlier or later date as the Sellers and Purchaser may agree in writing.

       Purchase Price.

     The purchase price to be paid by the Purchaser to the Sellers for the Properties (the "Purchase Price") is One Hundred Seventy Two Million Eight Hundred Twelve Thousand Five Hundred and 00/100 Dollars ($172,812,500) payable as follows:

          (a) Two Million and 00/100 Dollars ($2,000,000) (the "Downpayment") shall be payable simultaneously with the execution and delivery of this Agreement, by delivery to First American Title Insurance Company (the "Escrow Agent") of a certified or bank check drawn on or by a bank which is a member of the New York Clearing House Association (a "Clearing House Bank") or by wire transfer of immediately available funds to the Escrow Agent's account as set forth in the Escrow Agreement. The Downpayment shall be held and disbursed by the Escrow Agent in accordance with the terms of Section
     15. At the Closing, the Deposit shall be delivered to the Sellers and such amount shall be credited against the portion of the Purchase Price payable pursuant to
     Section 2(b);

          (b) The balance of the Purchase Price (i.e., the Purchase Price minus the credit set forth in Section 2(a) above), plus or minus the apportionments set forth in Section 3, shall be received, not later than 3:00 p.m. on the day preceding the Closing Date, to the Escrow Agent to be held in escrow pending the Closing, and shall be paid at the Closing by bank wire transfer of immediately available funds to the Seller's account or to the account or accounts of such other party or parties as may be designated by the Seller on or before the Closing Date.

          (c) The allocation of the Purchase Price as to each individual Property for governmental regulatory, disclosure, tax and reporting requirements only is as follows:

LOCATION                                         PURCHASE PRICE
A.  CHESTERBROOK CORPORATE CENTER

1325 Morris Drive, Wayne, Pennsylvania

1400 Morris Drive, Wayne, Pennsylvania
                                                 $19,750,000
1300 Morris Drive, Wayne, Pennsylvania
                                                 $17,182,500

     955  Chesterbrook  Boulevard,  Wayne,       $26,070,000
     Pennsylvania
     (Condominium  Unit  1  in  Parcel   9
     Condominium)

     965  Chesterbrook  Boulevard,  Wayne,       $26,070,000
     Pennsylvania
     (Condominium  Unit  2  in  Parcel   9
     Condominium)
701 Lee Road, Wayne, Pennsylvania
                                                 $14,022,500
600    Lee   Road,   Wayne,   Pennsylvania
(Condominium   Unit  2   in   Parcel   6-3       $7,505,000
Condominium)
620    Lee   Road,   Wayne,   Pennsylvania
(Condominium   Unit  1   in   Parcel   6-3       $5,530,000
Condominium)
Parcel    11   (Parking   Area),    Wayne,
Pennsylvania                                     $98,750
B.  GLENHARDIE CORPORATE CENTER


1275 Drummers Lane, Wayne, Pennsylvania
     (One Glenhardie Corporate Center)
     Ground Lessor Estate:                       $9,875
     Ground Lessee Estate:                       $10,655,125
1285 Drummers Lane, Wayne, Pennsylvania
     (Two Glenhardie Corporate Center)
     Ground Lessor Estate:                       $9,875
     Ground Lessee Estate:                       $10,655,125
1265 Drummers Lane, Wayne, Pennsylvania
     (Three Glenhardie Corporate Center)         $11,060,000
     (Unit   1   in  Glenhardie  Corporate
     Center Condominium)
1255 Drummers Lane, Wayne, Pennsylvania
     (Four Glenhardie Corporate Center)          $11,060,000
     (Unit   2   in  Glenhardie  Corporate
     Center Condominium)
      Apportionments

     The following shall be apportioned between the Sellers and the Purchaser on a Property by Property basis at the Closing as of 11:59 p.m. of the day preceding the Closing
Date (the "Adjustment Date"):

          (a) fixed or base rents ("Rents") which have been prepaid, security deposits referred to in Section 8(e), Rents for the month in which the Closing occurs and Additional Rents and other amounts paid by tenants applicable to periods which expire after the Closing Date, which have been received by or on behalf of any Seller;

          (b) real estate taxes, special assessments (but only any installment relating to the period in which the Adjustment Date occurs), water charges, sewer rents and charges and vault charges, if any, on the basis of the fiscal years (or applicable billing period if other than a fiscal year), respectively, for which same have been assessed; and

          (c)   New  Lease Expenses as provided  in  Section
     10.1.2.

            Taxes.

          If the amount of real estate taxes, special assessments or other taxes for any Property for the fiscal year during which Closing occurs is not finally determined at the Adjustment Date, such taxes shall be apportioned on the basis of the full amount of the assessment for such period (or the assessment for the prior tax period if the assessment for the current tax period is not then known) and the rate for the immediately prior tax year, and shall be reapportioned as soon as the new tax rate and valuation, if any, has been finally determined. If any taxes which have been apportioned shall subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated Leases, shall be equitably apportioned between the parties hereto.

            Rents.

                 Arrearages.

               If  on  the  Closing Date any  tenant  is  in
          arrears in the payment of Rent or has not paid the Rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any Rents received by the Purchaser or any of the Sellers from such tenant after the Closing shall be applied to amounts due and payable by such tenant as may be specifically designated by such tenant in writing or, in lieu thereof, during the following periods in the following order of priority: (i) first, to the month in which the Closing occurred, (ii) second, to the month preceding the month in which the Closing occurred, and (iii) third, to the months following the month in which the Closing occurred. If Rents or any portion thereof received by the Sellers or the Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party (to the extent not collected from or reimbursed by tenants).

                 Additional Rents.

               If any tenants are required to pay percentage rent, escalation charges for real estate taxes, parking charges, operating expenses and maintenance escalation charges, cost-of-living increases or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by the Purchaser from a tenant after the Closing Date, then the Purchaser shall apply the amount of such Additional Rents as may be specifically designated by such tenant in writing or, in lieu thereof, the Purchaser shall promptly pay to the Sellers out of the first such sums received from such tenant the amount of all Additional Rents which are due and payable by such tenant with respect to any period prior to the Closing Date (whether or not such Additional Rents first became due and payable on or after the Closing Date), less a proportionate share of any reasonable attorneys' fees and costs and expenses of collection thereof (to the extent not collected from or reimbursed by tenants).

                 Collection After the Closing.

               After the Closing, each Seller shall continue
          to have the right, in its own name, to demand payment of and to collect Rent and Additional Rent arrearages owed to the Seller by any tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any tenant. The Purchaser agrees to cooperate with the Sellers in connection with all efforts by the Sellers to collect such Rents and Additional Rents and to take all steps, whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of the foregoing, including, without limitation, the delivery to the Sellers, upon demand, of any relevant books and records (including any Rent or Additional Rent statements, receipted bills and copies of tenant checks used in payment of such Rent or Additional Rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Rents and Additional Rents by the Sellers. If for any fiscal period which includes the Adjustment Date tenants are paying Additional Rent based upon estimates prepared by the Sellers, such Additional Rents shall be reapportioned when the actual expenses for the fiscal period are known.

            Water.

          If there is a water meter on any Property, the Seller of such Property shall furnish the most recent reading, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.

            Utilities.

          The Sellers will attempt to obtain final cut-off readings of fuel, telephone, electricity, and gas to be made as of the Adjustment Date. The Sellers shall pay the bills based on such readings promptly after the same are rendered. If arrangements cannot be made for any such cut-off reading, the parties shall apportion the charges for such services on the basis of the bill therefor for the most recent billing period prior to the Adjustment Date, and when final bills are rendered for the period which includes the Adjustment Date the Sellers and Purchaser shall promptly readjust the apportionments in accordance with such final bills.

            Post-Closing Adjustments.

          The items set forth in Section 3(a), (b) and (c) shall be apportioned at the Closing by payment of the net amount of such apportionments to the Sellers in the manner set forth herein for the payment of the Purchase Price if the net apportionment is in favor of the Sellers or by a credit against the Purchase Price if the net apportionment is in favor of the Purchaser.

          The Sellers and the Purchaser agree that the following items shall not be apportioned at Closing but rather shall be subject to a reconciliation occurring no later than sixty (60) days after the Closing Date (the "Reconciliation Date") and shall be apportioned between the Sellers and the Purchaser on a Property by Property basis as of 11:59 p.m. on the Adjustment Date:

          (i) value of prepaid fuel belonging to the Sellers stored on the Property, at the Sellers' cost, including any taxes, on the basis of a statement from the Sellers' suppliers;

          (ii) charges and payments under Contracts that are being assigned to the Purchaser pursuant to the terms of this Agreement and listed on Schedule 3 hereto or permitted renewals or replacements thereof;

          (iii)      any  prepaid items, including,  without
     limitation, fees for licenses which are transferred to the Purchaser at the Closing and annual permit and inspection fees;

          (iv)  utilities, to the extent required by Section
     3.4;

          (v) deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Properties if same are assigned to the Purchaser at the Closing;

          (vi) personal property taxes, if any, on the basis of the fiscal year for which assessed;

          (vii) all other revenues from the operation of the Properties other than Rents and Additional Rents (including, without limitation, parking charges, tenant direct electrical reimbursements, HVAC overtime charges, and telephone booth and vending machine revenues);

          (viii)      monthly  common  expense   assessments
     levied  by any condominium association with respect  to
     condominium  units  constituting  a  portion   of   the
     Properties;

          (ix)   assessments   levied  by   the   membership
     corporation  or lot owner's association of Chesterbrook
     Corporate Center and/or Glenhardie Corporate Center with respect to the Properties; and

          (x) such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the respective Properties and located in the general Wayne, Chester County, Pennsylvania area.

          However, if any of the items subject to apportionment under the foregoing provisions of this
     Section 3 cannot be apportioned at the Closing or on or before the Reconciliation Date, as applicable, because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing or on the Reconciliation Date, are discovered subsequent to the Closing or the Reconciliation Date, as applicable, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date or Reconciliation Date, as applicable, and the proper party reimbursed, which obligation shall survive the Closing for a period of six months after the Closing Date. Notwithstanding any of the foregoing provisions of this Section 3.5 to the contrary, the Purchaser and the Sellers agree that the six month limitation set forth in this Section 3.5 shall not apply to the parties' obligations under Sections 3.1 and 3.2 and that such obligations shall survive the Closing for one year.

       Due Diligence Period.

     Notwithstanding anything to the contrary contained herein, the Purchaser shall have a thirty-five (35) day period commencing on the date hereof (the "Due Diligence Period") to examine title to the Properties, to inspect the physical and financial condition of the Properties and to review the Property Information. Neither the Purchaser nor the Purchaser's Representatives shall contact any governmental authority or any of the Sellers' tenants, vendors, employees, consultants or contractors prior to the Closing without obtaining the Sellers' prior consent in each instance.

            Access to the Properties.

          During the Due Diligence Period, the Purchaser and the Purchaser's Representatives shall have the right to enter upon the Properties for the sole purpose of inspecting the Properties and making surveys, soil borings, engineering tests and other investigations, inspections and tests (collectively, "Investigations"), provided (i) the Purchaser shall give the Sellers not less than one (1) business days' prior written notice before each entry, (ii) the first such notice shall include sufficient information to permit the Sellers to review the scope of the proposed Investigations, and
     (iii) neither the Purchaser nor the Purchaser's Representatives shall permit any borings, drillings or samplings to be done on the Property without the Sellers' prior written consent. Any entry upon the Property and all Investigations shall be during such Seller's normal business hours and at the sole risk and expense of the Purchaser and the Purchaser's Representatives, and shall not interfere with the activities on or about the Properties of the Sellers, their tenants and their employees and invitees. The Purchaser shall:

               (a) promptly repair any damage to the Properties resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Properties used for such Investigations so that the Properties shall be in the same condition as that which existed prior to such Investigations;

               (b)  fully comply with all Laws applicable to
          the   Investigations  and  all  other   activities
          undertaken in connection therewith;

               (c)    permit   the   Sellers   to   have   a
          representative present during all Investigations undertaken hereunder;

               (d) take all actions and implement all protections necessary to ensure that all actions taken in connection with the Investigations, and the equipment, materials, and substances generated, used or brought onto the Properties pose no threat to the safety or health of persons or the environment, and cause no damage to the Properties or other property of the Sellers or other persons;

               (e) if requested by the Sellers, furnish to the Sellers, at no cost or expense to the Sellers, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports relating to the Investigations which the Purchaser shall obtain with respect to the Properties promptly after the Purchaser's receipt of same;

               (f) maintain or cause to be maintained, at the Purchaser's expense, a policy of comprehensive general public liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the minimum amount of $5,000,000, insuring the Purchaser and the Sellers and certain of Sellers' Affiliates listed on Schedule 4, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) the Purchaser's and/or the Purchaser's Representatives' entry upon the Properties, (ii) any Investigations or other activities conducted thereon, and (iii) any and all other activities undertaken by the Purchaser and/or the Purchaser's Representatives in connection with the Properties, and deliver evidence of such insurance policy to the Sellers at the earlier of five (5) days after the date of this Agreement or the first entry on the Properties;

               (g) indemnify the Sellers and the Sellers' Affiliates and hold the Sellers and the Sellers' Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including without limitation attorneys' fees and disbursements), suffered or incurred by the Sellers or any of the Sellers' Affiliates and
          arising out of or in connection with (i) the Purchaser and/or the Purchaser's Representatives' entry upon the Properties, (ii) any Investigations or other activities conducted thereon by the Purchaser or the Purchaser's Representatives, and
          (iii) any liens or encumbrances filed or recorded against the Properties as a consequence of the Investigations or any other activities conducted thereon by the Purchaser or the Purchaser's Representatives; and

               (h) not, at any time, contact or communicate with any tenant of any Property for any reason whatsoever without the prior written approval of the Sellers, which communications, whether by telephone, in writing or in person, Sellers or its designee shall have the right to be present at or otherwise participate in.

          The provisions of this Section 4.1 shall survive the termination of this Agreement and the Closing.

            Purchaser's Termination Notice.

          Subject to the provisions of the last two paragraphs of this Section 4.2, the Purchaser shall have the right to elect to terminate this Agreement by giving written notice (the "Purchaser's Termination Notice") of such election to the Sellers at any time prior to the expiration of the Due Diligence Period if the Purchaser shall determine (in the exercise of its reasonable discretion) that any of the following conditions to termination are met as of the date of the Purchaser's Termination Notice, in which event the provisions of Section 14.1 shall apply:

               (a) The Purchaser shall have determined, based upon a site assessment study conducted at Purchaser's sole expense by Dames & Moore or any other qualified engineering firm proposed by Purchaser and approved by Sellers that there is oil, hazardous substances, hazardous materials, hazardous or toxic waste, or friable and accessible asbestos-containing materials present on any Property in an amount which would require remediation under Applicable Environmental Law.

               (b)   The  Purchaser shall  have  determined,
          based upon a final engineering study covering the Buildings and any other existing structures on any Property, that there are material defects (as opposed to ordinary wear and tear given the age of such Property and the materials used at the time of the construction thereof) in any roof, foundation, sprinkler mains, structural elements and masonry walls of any of the Buildings or related heating, ventilating and air-conditioning, electrical, sanitation, water, or mechanical systems.

               (c) The Purchaser shall have determined, based upon a legal opinion from its special counsel, that any of the Buildings as presently constructed and used violate in a material respect applicable federal or state law or governmental regulation, or local ordinance, order or regulation, including but not limited to laws, regulations or ordinances relating to land use, zoning, building use and occupancy, subdivision control, fire protection, public health and safety, wetlands protection and protection of the environment.

               (d) The Purchaser shall have determined that the Leases, the income and expenses and property tax bills for any Property do not conform in all material respects to the information contained in the original Confidential Offering Memorandum or any subsequent supplemental information provided by the Broker.

               (e) The Purchaser shall have determined that the Contracts are not in form and substance reasonably acceptable to the Purchaser. If any
          Contracts are not reasonably acceptable to the Purchaser, the Purchaser shall notify the Sellers which Contracts are not acceptable to the Purchaser and the reasons therefor. Any so identified Contracts which Sellers agree to terminate or accept financial responsibility for on the Closing Date shall not give rise to a right of termination by Purchaser hereunder.

                 Waiver.

          If for any reason whatsoever the Sellers shall not have received the Purchaser's Termination Notice prior to the expiration of the Due Diligence Period, the Purchaser shall be deemed to have irrevocably waived the right of termination granted under this Section 4.2, and such right of termination shall be of no further force or effect.

                 Materiality.

          The Purchaser shall be entitled to elect to terminate this Agreement by delivering a Purchaser's Termination Notice only if the matters giving rise to the Purchaser's Termination Notice as provided in subparagraphs (a)-(e) above result or have resulted in a reduction of the fair market value of the Properties in an amount in excess of $250,000 in the aggregate. Matters which satisfy the requirements of subparagraphs
     (a)-(e) without regard to the materiality standards set forth therein but do not satisfy such $250,000 aggregate threshold shall not be deemed "material", as such term is used in subparagraphs (b), (c) and (d) above. Matters which satisfy the requirements of subparagraphs (a)-(e) without regard to the materiality standards set forth therein and which satisfy such
     $250,000 aggregate threshold shall be deemed "material", as such term is used in subparagraphs (b),
     (c) and (d) above.

                 Purchase Price Reduction.

          In the event that there are conditions which satisfy the requirements of any of subparagraphs (a)-
     (e) above without regard to the materiality standard set forth in subparagraphs (b), (c) or (d) above, (i) the Purchaser shall not be entitled to a reduction of the Purchase Price for the first $50,000, in the aggregate, of conditions under any of subparagraphs (a)-
     (e); and (ii) the Purchaser shall be entitled to a dollar for dollar reduction of the Purchase Price for the next $200,000, in the aggregate, of conditions under any of subparagraphs (a)-(e). In no event shall the Purchaser be entitled to any of the $200,000 dollar for dollar reduction of the Purchase Price under (ii)
     above   if   the   Purchaser  delivers  a   Purchaser's
     Termination Notice, unless, pursuant to Section  4.2.5,
     Sellers  correct  the  conditions  set  forth  in   the
     Purchaser's Termination Notice.

                 Valuation Disputes.

          In the event that the Sellers have not received a Purchaser's Termination Notice prior to the expiration of the Due Diligence Period, but the Sellers have received notice from the Purchaser of any conditions under any of subparagraphs (a)-(e) without regard to the materiality standard set forth in subparagraphs
     (b), (c) or (d) above and for which the Purchaser is seeking a dollar for dollar reduction of the Purchase Price of up to $200,000 as provided in Section 4.2.3, and there is a dispute among the Purchaser and the
     Sellers as to the Purchaser's valuation of the conditions giving rise to the Purchaser's requested reduction of the Purchase Price, the Purchaser and the Sellers agree, at the Purchaser's and Sellers' equally shared cost, to retain an independent professional selected by the President of the Philadelphia chapter of the American Arbitration Association to review the disputed Purchaser's valuation, and such professional's determination as to the valuation of such conditions shall be conclusive and binding on the Purchaser and the Sellers as to the amount of the dollar for dollar reduction of the Purchase Price due to such conditions.

                 Sellers' Cure Rights.

          Purchaser's Termination Notice shall state with sufficient particularity the conditions precedent to the Purchaser's obligation to purchase the Properties which have not been satisfied and the Sellers shall have the option, exercisable by giving written notice of such exercise to the Purchaser within seven (7) days of the Sellers' receipt of the Purchaser's Termination Notice, to elect to use reasonable efforts (the cost of which shall not exceed $25,000 in the aggregate and would be in excess of the $250,000 aggregate sum described in Section 4.2.2) to cause the satisfaction of such unsatisfied conditions precedent specified in Purchaser's Termination Notice. This Agreement shall not terminate as a result of the Purchaser delivery of the Purchaser's Termination Notice if Seller corrects the conditions set forth in the Purchaser's Termination Notice not later than 60 days after the date of the Purchaser's Termination Notice.

            Estoppel Certificates from Tenants.

          Promptly after execution and delivery of this Agreement, the Sellers agree to request an Estoppel Certificate from each tenant under a Lease, but in no event shall it be deemed to be an obligation of the Sellers under this Agreement to obtain executed Estoppel Certificates except for Estoppel Certificates from (i) all tenants who lease space in excess of 10,000 square feet of the net rentable area in any of the Buildings, (ii) tenants, exclusive of the tenants described in (i) above, whose leases of space, when aggregated, represent at least sixty percent (60%) of the remaining net rentable area in all of the Buildings, and (iii) tenants, inclusive of the tenants described in (i) above, whose leases of space, when aggregated, represent at least sixty percent (60%) of the net rentable area in the Building known as Three Glenhardie Corporate Center (1265 Drummers Lane, Wayne, Pennsylvania), provided, however, that the Sellers shall not be obligated to obtain or deliver an Estoppel Certificate from (a) SAP America, Inc., a tenant at 701 Lee Road, Wayne, Pennsylvania, (b) Graphic Packaging, a tenant at 955 Chesterbrook Boulevard, Wayne, Pennsylvania, or (c) Advanced Analytical, a tenant at 955 Chesterbrook Boulevard, Wayne, Pennsylvania. Notwithstanding the foregoing, the Sellers shall use reasonable efforts to obtain an Estoppel Certificate from SAP America, Inc. and, in the event the Sellers are unable to obtain such an Estoppel Certificate, the Sellers shall substitute therefor a Seller estoppel as provided in this Section 4.3. The Estoppel Certificates shall be in the form annexed hereto as Exhibit G and made a part hereof; provided, however, if any tenant is required or permitted under its Lease to make different statements in a certificate of such nature than are set forth in Exhibit G, prior to requesting an Estoppel Certificate from such tenant, the Sellers may modify the Estoppel Certificate for such tenant to set forth only the statements required under such tenant's Lease to be made by such tenant in such a certificate. If any tenant that leases less than 10,000 square feet of net rentable area or, when taken together with all other tenants of Three Glenhardie Corporate Center from whom Estoppel Certificates are not obtained, leases less than 60% of the net rentable area of Three Glenhardie Corporate Center fails to deliver an Estoppel Certificate in the form required by this Agreement, the Seller which is the landlord of such failing tenant shall substitute in lieu thereof an estoppel certificate substantially in such form executed by such Seller and such estoppel certificate shall be treated for all purposes as an Estoppel Certificate from such failing tenant, provided, however, that Purchaser shall not be obligated to accept Estoppel Certificates executed by the Sellers, which Estoppel Certificates, in the aggregate, relate to Leases in which the leased premises aggregate more than forty percent (40%) of the net rentable area in the Buildings collectively. In the event that after the Closing any Seller obtains and delivers to Purchaser an Estoppel Certificate from any tenant in the form required by this Section 4.3 for which such Seller has substituted an estoppel executed by such Seller at the Closing, then such Seller estoppel shall be of no further force and effect and Sellers shall thereafter have no liability under such Seller estoppel.

               Estoppel    Certificate    from    Membership
     Corporation.

          Promptly after execution and delivery of this Agreement, the Sellers agree to request an Estoppel Certificate from Chesterbrook Office Corporation, the non-profit membership corporation of Chesterbrook Corporate Center, which shall set forth (i) the amount of any unpaid assessments charged against the Properties or the Sellers owed to such corporation and
     (ii) to the best of the knowledge, information and belief of the corporation, any violation of the covenants contained in the Declaration of Covenants relating to Chesterbrook Corporate Center by the Sellers. If such corporation fails to deliver such estoppel certificate in the form required by this Agreement, Sellers shall have the right to substitute in lieu thereof an estoppel certificate substantially in such form executed by the Sellers and such estoppel certificate shall be treated for all purposes as an Estoppel Certificate from such failing corporation.

       Title.

     The Sellers shall convey and the Purchaser shall accept title to the Properties subject to those matters set forth on Schedule 5 hereto (collectively the "Permitted Encumbrances"). The Sellers have delivered to the Purchaser, at the Purchaser's expense, commitments for owner's fee title insurance policies with respect to the Properties (collectively, the "Title Commitment") from First American Title Insurance Company (the "Title Company"), together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Properties. The Sellers have delivered to the Purchaser, at the Purchaser's expense, as-built surveys (collectively, the "Survey") of the Land and Buildings dated January 20, 29, and 30, 1998 and February 2, 1998, respectively, and prepared in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1992.

            Unacceptable Encumbrances.

          If the Title Commitment or the Survey indicate the existence of any liens or encumbrances (collectively, "Liens") or other defects or exceptions in or to title to the Properties other than the Permitted Encumbrances which result or have resulted in a reduction of the fair market value of the Properties in an amount in excess of $50,000 in the aggregate (collectively, the "Unacceptable Encumbrances") subject to which the
     Purchaser is unwilling to accept title and the Purchaser gives the Sellers notice of the same within ten (10) days after the date of this Agreement, the Sellers shall undertake to eliminate the same subject to Section 5.2. The Purchaser hereby waives any right the Purchaser may have to advance as objections to title or as grounds for the Purchaser's refusal to close  this  transaction  any Unacceptable  Encumbrance
     which the Purchaser does not notify the Sellers of within such ten (10) day period unless (i) such Unacceptable Encumbrance was first raised by the Title Company subsequent to the date of the Title Commitment or the Purchaser shall otherwise first discover same or be advised of same subsequent to the date of the Title Commitment or the Survey, respectively, and (ii) the Purchaser shall notify the Sellers of the same within five (5) days after the Purchaser first becomes aware of such Unacceptable Encumbrance. The Sellers, in their sole discretion, may adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to eliminate any Unacceptable Encumbrances.

            Removal of Unacceptable Encumbrances.

          The Sellers shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by the Purchaser; except that the Sellers shall satisfy Unacceptable Encumbrances which are (i) mortgages and past due real estate taxes and assessments secured by or affecting the Properties, and (ii) judgments against the Sellers or other Liens secured by or affecting the Properties which judgments and other Liens can be satisfied by payment of liquidated amounts not to exceed $50,000 in the aggregate for all such judgments and other Liens. The Sellers may eliminate any such Unacceptable Encumbrance by the payment of amounts necessary to cause the removal thereof of record, by bonding over such Unacceptable Encumbrance in a manner reasonably satisfactory to the Purchaser.

             Options  Upon  Failure to  Remove  Unacceptable
     Liens.

          If the Sellers are unable or not otherwise obligated (pursuant to Section 5.2) to eliminate all Unacceptable Encumbrances not waived by the Purchaser, or to bond over in a manner reasonably satisfactory to the Purchaser any Unacceptable Encumbrances not waived by the Purchaser, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 5.1), the Purchaser shall elect on the Closing Date, as its sole remedy for such inability of the Sellers, either (i) to terminate this Agreement by notice given to the Sellers pursuant to
     Section  14.1, in which event the provisions of Section
     14.1 shall apply, or (ii) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price.

            Use of Purchase Price.

          If on the Closing Date there may be any Liens or other encumbrances which the Sellers must pay or discharge in order to convey to the Purchaser such title as is herein provided to be conveyed, the Sellers may use any portion of the Purchase Price to satisfy the same, provided:

               (a) the Sellers shall deliver to the Purchaser or the Title Company, at the Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording or filing said instruments; or

               (b) the Sellers, having made arrangements with the Title Company, shall deposit with said company sufficient moneys acceptable to said company to insure the obtaining and the recording of such satisfactions.

            Franchise Taxes.

          Any franchise or corporate tax open, levied or imposed against the Sellers or other owners in the chain of title that may be a Lien on the Closing Date shall not be an objection to title if the Title Company omits same from the title policy issued pursuant to the Title Commitment or excepts same but insures the
     Purchaser  against  collection  thereof  out   of   the
     Properties.

            Transfer Taxes; Title Insurance Premiums.

          At the Closing, the Purchaser shall pay all state, county or local transfer and recording taxes (the "Transfer Tax Payments") imposed pursuant to the Laws of the Commonwealth of Pennsylvania or any other governmental authority in respect of the transactions contemplated by this Agreement by delivery to the Title Company of sufficient funds to pay such taxes together with any return (the "Transfer Tax Return") required thereby which shall be duly executed by the Sellers and the Purchaser to the extent required by applicable law. The Purchaser shall not be entitled to receive a credit against or abatement of the Purchase Price payable to the Sellers at the Closing as a result of the Purchaser's Transfer Tax Payments. At the Closing, the premiums due the Title Company to obtain title insurance policies in the form contemplated by the Title Commitment (as the same may be amended pursuant to this Agreement), the cost of obtaining the survey and other Closing-related expenses shall be paid in the manner set forth on Schedule 6 hereto.

      Representations and Warranties of the Sellers.

     Each Seller represents and warrants to the Purchaser as follows:

          (a)(i)     DWR Chesterbrook Associates is  a  duly
     formed   and   validly  existing  general   partnership
     organized  under  the  laws  of  the  Commonwealth   of
     Pennsylvania.

          (ii) Glenhardie Corporation is a duly formed and validly existing corporation organized under the laws of the Commonwealth of Pennsylvania.

          (iii) Dean Witter Realty Income Partnership II, L.P. is a duly formed and validly existing limited partnership organized under the laws of the State of Delaware and is qualified under the laws of the
     Commonwealth   of  Pennsylvania  to  conduct   business
     therein.

          (iv) Dean Witter Realty Income Partnership III, L.P. is a duly formed and validly existing limited partnership organized under the laws of the State of Delaware and is qualified under the laws of the
     Commonwealth   of  Pennsylvania  to  conduct   business
     therein.

          (v) Part Six Associates is a duly formed and validly existing limited partnership organized under the laws of the Commonwealth of Pennsylvania.

          (b) Each Seller has the full, legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by the Sellers pursuant to this Agreement (collectively, the "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under the Seller's Documents.

          (c) This Agreement and the Seller's Documents do not and will not contravene any provision of the partnership agreement or articles of incorporation or by-laws, as applicable, of each Seller, any judgment, order, decree, writ or injunction issued against any Seller, or, to the Sellers' actual knowledge, any provision of any laws or governmental ordinances, rules, regulations, orders or requirements (collectively, the "Laws") applicable to any Seller. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by any Seller under any agreement to which any Seller or any of their respective assets are subject or bound and will not result in a violation of any Laws applicable to any Seller.

          (d)   There  are  no  leases,  licenses  or  other
     occupancy agreements affecting any portion of the Property (collectively, the "Leases") on the date hereof, except for the Leases listed in Schedule 7 annexed hereto and made a part hereof. The copies of the Leases furnished by the Seller to the Purchaser are true and complete. To the Seller's actual knowledge, the Leases are in full force and effect, without any material default by the Seller or the tenant thereunder. Except as listed on Schedule 7, the Seller has not given or received any notice of default which remains uncured or unsatisfied, with respect to any of the Leases. There are no management, leasing or brokerage agreements affecting any portion of the Property, except as listed on Schedule 7B hereto. The copies of such management, leasing or brokerage agreements furnished by the Sellers to the Purchaser are true and complete.

          (e) To each of the Seller's actual knowledge, there are no pending actions, suits, proceedings or investigations to which the Seller is a party before any court or other governmental authority with respect to the Property owned by the Seller except as set forth on Schedule 8 hereto.

          (f) Except as disclosed on Schedule 9 hereto, since the date each Seller acquired legal and beneficial title to the Property owned by the Seller
     (i) neither Seller, nor, to each Seller's actual knowledge, any third party has engaged in the generation, use, manufacture, treatment, storage or disposal  of  any  Hazardous Substance (as  hereinafter
     defined) on the Property in violation of Applicable Environmental Law (as hereinafter defined), the cost of correction or remediation of which would have a material adverse effect upon the value of the Property, and (ii) neither any Seller nor, to any Seller's actual knowledge, any third party has received any written notice from any governmental authority having jurisdiction over the Property of any violation of Applicable Environmental Law with respect to the Property which requires corrective action, the cost of which would have a material adverse effect upon the value of the Property. Disclosure of any matter on
     Schedule 9 hereto shall not constitute any admission by any Seller that such matter was material or a violation of Applicable Environmental Law. As used in this Agreement, the term "Hazardous Substance" shall mean any substance, chemical or waste that is currently listed as hazardous, toxic or dangerous under Applicable Environmental Law. As used in this Agreement, the term "Applicable Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901, et seq.; the Water Pollution Control Act, 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; as the foregoing have been amended from time to time to the date of this Agreement; and any similar state and local laws and ordinances and the regulations implementing such statutes in effect on the date hereof imposing liability or establishing standards of conduct for environmental protection.

            Survival of Representations.

          The representations and warranties of the Sellers set forth in this Section 6 shall (i) be true, accurate and correct in all material respects upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date), and (ii) remain operative and shall survive the Closing and the execution and delivery of the Deed for a period of six months following the Closing Date and then shall expire, and no action or claim based thereon shall be commenced after such period.

            Discovery of Untrue Representation.

          If at or prior to the Closing, (i) the Purchaser shall become aware that any of the representations or warranties made herein by any of the Sellers is untrue, inaccurate or incorrect in any material respect and shall give the Sellers notice thereof at or prior to the Closing, or (ii) the Sellers shall notify the Purchaser that a representation or warranty made herein by the Sellers is untrue, inaccurate or incorrect, then the Sellers may, in their sole discretion, elect by notice to the Purchaser to adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to cure or correct such untrue, inaccurate or incorrect representation or warranty. If any such representation or warranty is not cured or corrected by the Sellers on or before the Closing Date (whether or not the Closing is adjourned as provided above), then the Purchaser, as its sole remedy for such inability of Sellers, shall elect either (i) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (ii) to terminate this Agreement by notice given to Sellers pursuant to the provisions of Section 14.1. In the event the Closing occurs, the Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against the Sellers for damages that the Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of the Sellers' representations or warranties being untrue, inaccurate or incorrect if the Purchaser knew that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and the Purchaser nevertheless closes title hereunder.

            Limited Nature of Representations.

          The Purchaser acknowledges that neither the Sellers nor any of the Sellers' Affiliates, nor any of their agents or representatives, nor Broker has made any representations or held out any inducements to the Purchaser other than those specifically set forth in this Section 6 and Section 11. The Purchaser acknowledges that the Sellers, pursuant to the terms of this Agreement, will afford the Purchaser the opportunity for full and complete investigations, examinations and inspections of the Property and all Property Information. The Purchaser acknowledges and agrees that (i) the Property Information delivered or made available to the Purchaser and the Purchaser's Representatives by the Sellers or the Sellers' Affiliates, or any of their agents or representatives may have been prepared by third parties and may not be the work product of the Sellers and/or any of the Sellers' Affiliates; (ii) except as expressly represented or warranted by any Seller in this Agreement, neither the Sellers nor any of the Sellers' Affiliates has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information; (iii) except as expressly represented or warranted by any
     Seller  in  this  Agreement, the Purchaser  is  relying
     solely  on  its  own investigations,  examinations  and
     inspections of the Properties and those of the Purchaser's Representatives and is not relying in any way  on  the  Property  Information  furnished  by  the
     Sellers or any of the Sellers' Affiliates, or any of their agents or representatives; and (iv) except as expressly represented or warranted by any Seller in this Agreement, the Sellers expressly disclaim any representations or warranties with respect to the accuracy or completeness of the Property Information, and the Purchaser releases the Sellers and the Sellers' Affiliates, and their agents and representatives, from any and all liability with respect thereto. The Purchaser or anyone claiming by, through or under the Purchaser, hereby fully and irrevocably releases the Sellers and the Sellers' Affiliates from any and all claims that it may now have or hereafter acquire against any of the Seller or the Seller's Affiliates for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Properties, except for claims against the Sellers based upon any obligations and liabilities of the Sellers expressly provided in this Agreement, including, without limit thereto, any misrepresentation or breach of warranty by Sellers under this Agreement.

     The provisions of this Section 6 shall survive the Closing.

       Representations and Warranties of the Purchaser.

     The Purchaser represents and warrants to the Seller as follows:

          (a) The Purchaser is a duly formed and validly existing limited partnership organized under the laws of the State of Delaware, and is qualified under the laws of the Commonwealth of Pennsylvania to conduct business therein on the date hereof.

          (b) The Purchaser has the full, legal right, power, authority and financial ability to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under the Purchaser's Documents.

          (c) This Agreement and the Purchaser's Documents do not and will not contravene any provision of the partnership agreement of the Purchaser, any judgment, order, decree, writ or injunction issued against the Purchaser, or any provision of any Laws applicable to the Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Purchaser under any agreement to which the Purchaser or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Purchaser.

          (d) There are no pending actions, suits, proceedings or investigations to which the Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

     The representations and warranties of the Purchaser set forth in this Section 7 and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing.

      Documents to be Delivered by the Sellers at Closing.

     At the Closing, each of the Sellers shall execute, acknowledge and/or deliver, as applicable, the following to the Purchaser for each Property:

          (a)    Special   warranty  deeds   (the   "Deeds")
     conveying title to each of the Properties in the form of Exhibit A annexed hereto and made a part hereof.

          (b) An Assignment and Assumption of Leases and Security Deposits in the form of Exhibit B annexed hereto and made a part hereof assigning all of the landlords' right, title and interest in and to the Leases in effect on the Closing Date, all guarantees thereof and the security deposits thereunder, if any, free and clear of all liens, encumbrances and rights of any other person or entity except for item number 5 on the list of Permitted Encumbrances attached as Schedule 5 (the "Lease Assignment").

          (c) An Assignment and Assumption of Contracts and Licenses in the form of Exhibit C annexed hereto and made a part hereof (the "Contract and License Assignment") assigning without warranty or representation all of the Sellers' right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to each of the Properties by any governmental authority (collectively, the "Licenses"), and (ii) all assignable purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements, management agreements, leasing and brokerage agreements and other service contracts relating to the operation of the Properties (collectively, the "Contracts") not terminated by Sellers pursuant to the terms of this Agreement.

          (d) An Assignment and Assumption of Intangible Property in the form of Exhibit D annexed hereto and made part hereof assigning without warranty or representation all of the Sellers' right, title and interest, if any, in and to all intangible property owned by each Seller with respect to the operation of each of the Properties listed on Schedule 10 annexed hereto and made a part hereof, including, without limitation, the trade names "Chesterbrook Corporate Center" and "Glenhardie Corporate Center", as applicable (the "Intangible Property Assignment") (the Lease Assignment, the Ground Lessor Assignment, the Ground Lessee Assignment, the Contract and License Assignment and the Intangible Property Assignment are herein referred to collectively as the "A & A Agreements").

          (e) To the extent in the Sellers' possession or the possession of any of their respective agents, executed counterparts of all Leases and New Leases and any amendments, guarantees and other documents relating thereto, together with a schedule of all tenant security deposits thereunder and the accrued interest on such security deposits payable to tenants which are in the possession of or received by any of the Sellers or any of their respective agents.

          (f) A bill of sale in the form of Exhibit E annexed hereto and made a part hereof (the "Bill of Sale") conveying, transferring and selling to the Purchaser without warranty or representation all right, title and interest of each of the Sellers in and to all Personal Property.

          (g) Notices to the tenants of each of the Properties in the form of Exhibit F annexed hereto and made a part hereof advising the tenants of the sale of the Properties to the Purchaser and directing that rents and other payments thereafter be sent to the Purchaser or as the Purchaser may direct.

          (h) A certificate of a general partner of each Seller that such Seller has taken all necessary partnership action to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

          (i) Executed originals of all Estoppel Certificates required by Section 4.3 and Section 4.4 and any other Estoppel Certificates, received by the Sellers from tenants prior to the Closing Date and not previously delivered to the Purchaser.

          (j) To the extent in any of the Sellers' possession and not already located at the Properties, keys to all entrance doors to, and equipment and utility rooms located in, the Property.

          (k) To the extent in any of the Sellers' possession and not already located at the Properties, all Licenses.

          (l) To the extent in any of the Sellers' possession and not located at the Buildings, executed counterparts of all Contracts and all warranties in connection therewith which are in effect on the Closing Date and which are assigned by the Sellers.

          (m) To the extent in any of the Sellers' possession and not located at the Buildings, plans and specifications of the Buildings.

          (n)  The Transfer Tax Returns, if any.

          (o) A "FIRPTA" affidavit sworn to by each of the Sellers in the form of Exhibit H annexed hereto and made  a  part  hereof. The Purchaser  acknowledges  and
     agrees that upon the Seller's delivery of such affidavit, the Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          (p) For each Seller which is a corporation, (i) copies of the certificate of incorporation of each such Seller and of the resolutions of the board of directors of each such Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by the Secretary or Assistant Secretary of each such Seller; (ii) a good standing certificate issued by the state of incorporation of each such Seller, dated within thirty
     (30) days of the Closing Date; (iii) a qualification to do business certificate issued by the Commonwealth of Pennsylvania, dated within thirty (30) days of the Closing Date; and (iv) an incumbency certificate executed by the Secretary or Assistant Secretary of each such Seller with respect to those officers of each such Seller executing any documents or instruments in connection with the transactions contemplated herein.

          (q) For each Seller which is a partnership, (i) copies of each such Seller's partnership certificate (if applicable) and, if required by law or its partnership agreement, copies of partnership resolutions and/or consents of the partners authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by the managing general partner of each such Seller, or in the absence thereof, then by all of each such Seller's general partners; (ii) a legal existence certificate issued by the state of formation of the Seller, dated within thirty (30) days of the Closing Date; and (iii) a qualification to do business certificate issued by the Commonwealth of Pennsylvania, dated within thirty (30) days of the Closing Date.

          (r) An Assignment and Assumption of Ground Lease in the form of Exhibit M annexed hereto and made a part hereof assigning all of the ground landlord's right, title and interest in and to the ground leases for One Glenhardie Corporate Center and Two Glenhardie Corporate Center, respectively, free and clear of all liens, encumbrances and rights of any other person or entity except for item number 5 on the list of Permitted Encumbrances attached as Schedule 5 (the "Ground Lessor Assignment").

          (s) An Assignment and Assumption of Ground Lease in the form of Exhibit N annexed hereto and made a part hereof assigning all of the ground tenant's right, title and interest in and to the ground leases for One Glenhardie Corporate Center and Two Glenhardie Corporate Center, respectively, free and clear of all liens, encumbrances and rights of any other person or entity except for item number 5 on the list of Permitted Encumbrances attached as Schedule 5 (the "Ground Lessee Assignment").

          (t) All other documents and other items which any of the Sellers are required to deliver pursuant to the provisions of this Agreement together with any item which the Title Company may reasonably request as a condition of issuing a title insurance policy to the Purchaser consistent with the Permitted Encumbrances and the terms of this Agreement.

      Documents to be Delivered by the Purchaser at Closing.

     At   the   Closing,   the  Purchaser   shall   execute,
acknowledge and/or deliver, as applicable, the following to the Sellers:

          (a) The cash portion of the Purchase Price payable at the Closing pursuant to Section 2, subject to apportionments, credits and adjustments as provided in this Agreement.

          (b)  The Bill of Sale.

          (c) The Sales Tax Return, if required, together with a good, unendorsed certified or official bank check drawn on or by a Clearing House Bank payable to the order of the appropriate collection officer in the amount of the sales tax due thereon.

          (d) If the Purchaser is a corporation, (i) copies of the certificate of incorporation and by-laws of the Purchaser and of the resolutions of the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by the Secretary or Assistant Secretary of the Purchaser; (ii) a good standing certificate issued by the state of incorporation of the Purchaser, dated within thirty
     (30) days of the Closing Date; (iii) a qualification to do business certificate issued by the Commonwealth of Pennsylvania, dated within thirty (30) days of the Closing Date; and (iv) an incumbency certificate executed by the Secretary or Assistant Secretary of the Purchaser with respect to those officers of the Purchaser executing any documents or instruments in connection with the transactions contemplated herein.

          (e) If the Purchaser is a partnership, (i) copies of the Purchaser's partnership certificate (if applicable) and, if required by law or its partnership agreement, copies of partnership resolutions and/or consents of the partners authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by the managing general partner of the Purchaser, or in the absence thereof, then by all of the Purchaser's general partners; (ii) a legal existence certificate issued by the state of formation of the Purchaser, dated within thirty (30) days of the Closing Date; and (iii) a qualification to do business certificate issued by the Commonwealth of Pennsylvania, dated within thirty (30) days of the Closing Date.

          (f)   If  the  Purchaser is  a  limited  liability
     company,   (i)  copies  of  the  Purchaser's  operating
     agreement and, if required by law or its operating agreement, copies of resolutions of the manager authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by the manager of the Purchaser; (ii) a good standing certificate issued by the state of formation of the Purchaser, dated within thirty (30) days of the Closing Date; and (iii) a qualification to do business certificate issued by the Commonwealth of Pennsylvania, dated within thirty (30) days of the Closing Date.

          (g)  The A & A Agreements.

          (h)   The Transfer Tax Payments together with  the
     Transfer Tax Return, if any.

          (i)  All other documents the Purchaser is required
     to   deliver  pursuant  to  the  provisions   of   this
     Agreement.

      Operation of the Property prior to the Closing Date.

     Between the date hereof and the Closing Date, the Sellers shall have the right to continue to operate and maintain the Properties.

            New Leases.

          Except as hereinafter provided in this Section 10.1, the Sellers may modify, extend, renew, cancel or permit the expiration of any Lease or enter into any proposed Lease of all or any portion of the Properties without the Purchaser's consent; provided, however, that such Lease is on Sellers' standard form with such changes as Sellers deem appropriate in the exercise of their reasonable discretion or, in the case of an amendment or modification of any lease, such amendment or modification is in a form commonly used by landlords operating properties similar to the applicable Property. After the expiration of the Due Diligence Period, the Sellers shall not modify, extend, renew or cancel (subject to Section 10.2) any Lease or enter into any proposed Lease of all or any portion of any Property if such then existing or proposed Lease demises more than 5,000 rentable square feet of the Property without the Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for any such denial, within five (5) days after receipt by the Purchaser of the Sellers' notice requesting the Purchaser's consent to the proposed action relating to such existing or proposed Lease. If the Purchaser fails to reply to the Sellers' request for consent in a notice given within such period or if the Purchaser expressly denies its consent but fails to provide the Sellers with the reasons for such denial, the Purchaser's consent shall be deemed to have been granted.

                 New Lease Expenses.

               If after the date of this Agreement the Sellers enter into any Leases, or if there is any extension or renewal of any Leases, whether or not such Leases provide for their extension or renewal, or any expansion or modification of any Leases (each, a "New Lease"), the Sellers shall keep accurate records of all expenses (collectively, "New Lease Expenses") incurred in connection with each New Lease, including, without limitation, the following: (i) brokerage commissions and fees relating to such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (iii) reimbursements to the tenant for the cost of any of the items described in the preceding clause (ii), (iv) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (v) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and (vi) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Properties).

                 Allocation of New Lease Expenses.

               The  New  Lease Expenses for each  New  Lease
          allocable to and payable by any of the Sellers shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall have been obligated to commence to pay fixed rent ("Rent Commencement Date") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled or optional expiration of the term of such New Lease, without provision for any optional extensions or renewals, and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and payable by the Purchaser by addition to the Purchase Price at the Closing. For purposes of this Section 10.1.2, the Rent Commencement Date under a renewal, extension, expansion or modification of a Lease shall be deemed to be (i) in the case of a renewal or extension (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the first date during such renewal or extension period after the originally scheduled expiration of the term of such Lease on which the tenant under such Lease commences to pay fixed rent, (ii) in the case of an expansion (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the date on which the tenant under such Lease commences to pay fixed rent for the additional space, and (iii) in the case of a modification not also involving a renewal, extension or expansion of such Lease, the effective date of such modification agreement. The provisions of this
          Section 10.1.2 shall survive the Closing.

            Termination of Existing Leases.

          Notwithstanding anything to the contrary contained in this Agreement, the Sellers reserve the right, but are not obligated, to institute summary proceedings against any tenant or terminate any Lease as a result of a default by the tenant thereunder prior to the Closing Date. Except for the representations expressly set forth in this Agreement, the Sellers make no
     representations  and  assume  no  responsibility   with
     respect   to  (i)  the  continued  occupancy   of   the
     Properties or any part thereof by any tenant and (ii) the fulfillment by any tenant of its obligations under any Lease. Except in the event that it may result from any condition as to which Sellers shall have made a misrepresentation or breached a warranty under this Agreement, the removal of a tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of the
     Purchaser.   Further, the Purchaser agrees that  except
     in the event that it may result from any condition as to which Sellers shall have made a misrepresentation or breached a warranty under this Agreement, it shall not be grounds for the Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease pursuant to any economic or non-economic terms of its Lease on the Closing Date and the Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

            Contracts.

          Except as hereinafter provided in this Section 10.3, the Sellers may cancel, modify, extend, renew or permit the expiration of Contracts or enter into any new Contract without the Purchaser's prior consent. After the expiration of the Due Diligence Period, none of the Sellers shall modify, extend, renew or cancel (except as a result of a default by the other party thereunder or if Purchaser has given notice pursuant to
     Section 4.2(e) that a Contract is unacceptable) any Contracts, or enter into any new Contract without the Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld or delayed, and if withheld, the Purchaser shall promptly give the Sellers a notice stating the reasons therefor. If the Purchaser fails to reply within five (5) days to the Sellers' request for consent in a notice given pursuant to this Section 10.3 or if the Purchaser expressly denies its consent but fails to provide the Sellers with the reasons for such denial, the Purchaser's consent shall be deemed to have been granted.

      Broker.

     The Purchaser and the Sellers represent and warrant to each other that Eastdil Realty, LLC (the "Broker") is the sole broker with whom they have dealt in connection with the Property and the transactions described herein. The Sellers shall be liable for, and shall indemnify the Purchaser against, all brokerage commissions or other compensation due to the Broker arising out of the transaction contemplated in this Agreement, which compensation shall be paid subject and pursuant to a separate agreement between the Sellers and the Broker. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, except (in the case of the Purchaser as indemnitor hereunder) the Broker, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. The obligations and representations and warranties contained in this Section 11 shall survive the termination of this Agreement and the Closing.

       Casualty; Condemnation.

            Damage or Destruction.

          If a "material" part (as hereinafter defined) of any Property is damaged or destroyed by fire or other casualty, the Sellers shall notify the Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Sellers given not later than ten (10) days after receipt of the Sellers' notice; provided, however, that the Purchaser's election shall be ineffective if within ten
     (10) days after the Sellers' receipt of the Purchaser's election notice, the Sellers shall elect by notice to the Purchaser to repair such damage or destruction and shall thereafter complete such repair within 90 days after the then scheduled Closing Date at the time of the Purchaser's election. If the Sellers make such election to repair, the Sellers shall have the right to adjourn the Closing Date one or more times for up to 90 days in the aggregate in order to complete such repairs and shall have the right to retain all insurance proceeds which the Sellers may be entitled to receive as a result of such damage or destruction. Purchaser shall not be obligated to complete Closing unless such repairs shall have been completed within such ninety
     (90) day period. If (i) the Purchaser does not elect to terminate this Agreement due to the damaged Property, (ii) the Purchaser elects to terminate this Agreement due to the damaged Property but such election is ineffective because the Sellers elect to repair such damage and completes such repair within such 90-day period provided above, or (iii) there is damage to or destruction of an "immaterial" part ("immaterial" is herein deemed to be any damage or destruction which is not "material", as such term is hereinafter defined) of the Property, the Purchaser shall close title as provided in this Agreement and, at the Closing, the Sellers shall, unless the Sellers have repaired such damage or destruction prior to the Closing, (x) pay over to the Purchaser the proceeds of any insurance collected by the Sellers, together with an amount equal to any deductible under the relevant insurance policies, less the amount of all costs incurred by the Sellers in connection with the repair of such damage or destruction, and (y) assign and transfer to the Purchaser all right, title and interest of each of the Sellers in and to any uncollected insurance proceeds which any of the Sellers may be entitled to receive from such damage or destruction. A "material" part of a Property shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall be fifteen percent (15%) or more of the Purchase Price allocable to such Property.

            Condemnation.

          If, prior to the Closing Date, all or any "significant" portion (as hereinafter defined) of a Property is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), the Sellers shall notify the Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Sellers given not later than ten (10) days after receipt of the Sellers' notice. If the Purchaser does not elect to terminate this Agreement, or if an "insignificant" portion ("insignificant" is herein deemed to be any taking which is not "significant", as such term is herein defined) of a Property is taken by eminent domain or condemnation, at the Closing the Sellers shall assign and turnover, and the Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation. A "significant" portion of a Property means (i) 10% or more of the rentable area of the Building(s) on such Land, (ii) a portion of the parking areas if the taking thereof reduces the remaining available number of parking spaces below the minimum legally required, or (iii) a legally required driveway on such Land.

            Termination.

          If the Purchaser effectively terminates this Agreement pursuant to Section 12.1 or 12.2, this Agreement shall be terminated and the rights of the parties shall be the same as if notice of termination were given pursuant to Section 14.1.

       Conditions Precedent to Closing.

              Conditions   Precedent  to   the   Purchaser's
     Obligations to Perform.

            The Purchaser's obligation under this Agreement to purchase the Properties is subject to the fulfillment of each of the following conditions: (i) the representations and warranties of each Seller contained herein shall be materially true, accurate and correct as of the Closing Date except to the extent they relate only to an earlier date; (ii) the Sellers shall be ready, willing and able to deliver title to the Properties in accordance with the terms and conditions of this Agreement; (iii) any conditions precedent to the Purchaser's obligation to purchase the Property which is validly listed in the Purchaser's Termination Notice as being unsatisfied has been satisfied; and (iv) the Sellers shall have delivered all the documents and other items required pursuant to
     Section 8, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Sellers at or prior to the Closing.

                Conditions   Precedent   to   the   Sellers'
     Obligations to Perform.

            The Sellers' obligation under this Agreement to sell the Property to the Purchaser is subject to the fulfillment of each of the following conditions: (i) the representations and warranties of the Purchaser contained herein shall be materially true, accurate and correct as of the Closing Date; (ii) the Purchaser shall have delivered the funds required hereunder and all the documents to be executed by the Purchaser set forth in Section 9 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing; and (iii) the additional matters set forth in Schedule 11 annexed hereto and made a part hereof shall have occurred or been delivered to the Sellers, as applicable, at or prior to the Closing.



          Remedies Upon Failure to Satisfy Conditions.

            In the event that any condition contained in Sections 13.1 or 13.2 is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to close title shall have as its sole remedy hereunder the right to elect to (i) waive such unsatisfied condition whereupon title shall close as provided in this Agreement or (ii) proceed as provided in Section 14 hereof.

       Remedies.

            Sellers' Inability to Perform.

          If the Closing fails to occur by reason of the Sellers' inability to perform its obligations under this Agreement (i.e., the terms and conditions of any of Section 4.2, 5.3, 6.2, or 12.3 direct the application of the provisions of this Section 14.1 have occurred or any Seller is otherwise unable after the exercise of good faith efforts to perform its obligations or covenants hereunder) which has not been waived pursuant to Section 13.3, then the Purchaser, as its sole remedy for such inability of the Sellers, may terminate this Agreement by notice to the Sellers. If the Purchaser elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein (collectively, the "Surviving Obligations"), and except that the Purchaser shall be entitled to a return of the Deposit provided the Purchaser is not otherwise in default hereunder within six months of such termination date, subject to the terms and provisions of Section 23 hereof. Except as set forth in this Section 14.1, the Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of the Sellers' inability to perform its obligations hereunder. Notwithstanding anything to the contrary herein, if the Sellers' inability to perform its obligations under this Agreement is a result of any action of, or failure to act by, the Purchaser or any of the Purchaser's Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this Section 14.1 or elsewhere in this Agreement.

            Purchaser's Failure to Perform.

          In the event of a default hereunder by the Purchaser or if the Closing fails to occur by reason of the Purchaser's failure or refusal to perform its obligations hereunder, then the Sellers may terminate this Agreement by notice to the Purchaser. If the Sellers elect to terminate this Agreement, then this Agreement shall be terminated and, as its sole remedy for the Purchaser's failure or refusal to complete the Closing or perform its obligations hereunder (except for the Surviving Obligations), the Sellers may retain the Deposit as liquidated damages for all loss, damage and expenses suffered by the Sellers, it being agreed that the Sellers' damages are impossible to ascertain, and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations. Nothing contained herein shall limit or restrict the Sellers' ability to pursue any rights or remedies it may have against the Purchaser with respect to the Surviving Obligations. Except as set forth in this Section 14.2 and the Surviving Obligations, the Sellers hereby expressly waive, relinquish and release any other right or remedy available to them at law, in equity or otherwise by reason of the Purchaser's default hereunder or the Purchaser's failure or refusal to perform its obligations hereunder. Notwithstanding anything to the contrary herein, if the Purchaser's default or the Purchaser's failure or refusal to perform its obligations under this Agreement is a result of any action of, or failure to act by, the Sellers or any of the Sellers' Affiliates, the Sellers shall not be relieved of its obligations under this Agreement and the Sellers shall not be entitled to any right or remedy provided in this Section 14.2 or elsewhere in this Agreement.

            Sellers' Failure to Perform.

          If the Closing fails to occur by reason of any of the Sellers' failure or refusal to perform its obligations hereunder which has not been waived by the Purchaser, then the Purchaser, as its sole remedy hereunder, may (i) terminate this Agreement by notice to the Sellers or (ii) seek specific performance from the Sellers. As a condition precedent to the Purchaser exercising any right it may have to bring an action for specific performance as the result of any of the Sellers' failure or refusal to perform their obligations hereunder, the Purchaser must commence such an action within ninety (90) days after the occurrence of such default. The Purchaser agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence such an action. Notwithstanding anything to the contrary herein, if any of the Sellers' failure or refusal to perform its obligations under this Agreement is a result of any action of, or failure to act by, the Purchaser or any of the Purchaser's Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this
     Section 14.3 or elsewhere in this Agreement.

       Escrow.

     The Escrow Agent shall hold the Downpayment and all interest accrued thereon, if any (collectively, the "Deposit") in escrow and shall dispose of the Deposit only in accordance with the provisions of that certain Escrow Agreement of even date herewith by and among the Escrow Agent, the Purchaser and the Sellers relating to the Properties (the "Escrow Agreement") in the form of Exhibit I hereto, subject to the terms and conditions of Section 23 hereof. Simultaneously with their execution and delivery of this Agreement, the Purchaser and the Sellers shall furnish the Escrow Agent with their true Federal Taxpayer Identification Numbers so that the Escrow Agent may file appropriate income tax information returns with respect to any interest earned on or credited to the Deposit. The party entitled to the economic benefit of the Deposit representing interest earned on the Downpayment shall be the party responsible for the payment of any tax due thereon.

     The provisions of the Escrow Agreement shall survive the termination of this Agreement and the Closing.

       Notices.

     All notices, elections, consents, approvals, demands, objections, requests or other communications which the Sellers or the Purchaser may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and (i) delivered by hand to the addresses set forth below, or (ii) (a) sent by express mail or courier (for next business day delivery), or (b) sent by certified or registered mail, return receipt requested with proper postage prepaid, addressed as follows:

     If to the Sellers:

     Dean Witter Realty Inc.
     Two World Trade Center
     64th Floor
     New York, NY 10048
     Attention:  Robert B. Austin

          with copies to:

     Vincent M. Sacchetti, Esq.
     Bingham Dana LLP
     150 Federal Street
     Boston, Massachusetts 02110

     If to the Purchaser:

     c/o The Fox Companies
     1325 Morris Drive
     Wayne, Pennsylvania 19087
     Attention: James W. Hovey

          with a copy to:

     Wolf, Block, Schorr and Solis-Cohen
     12th Floor, Packard Building
     Philadelphia, Pennsylvania 19102
     Attention:  Louis Coffey, Esq.

               and

     c/o The State Board of Administration
     Suite 100
     1801 Hermitage Boulevard
     Tallahassee, Florida 32308
     Attention:     Ron Carey

               and

     c/o The State Board of Administration
     Suite 100
     1801 Hermitage Boulevard
     Tallahassee, Florida 32308
     Attention:     Douglas W. Bennett

               and

     Sutherland, Asbill & Brennan
     999 Peachtree Street, NE
     Atlanta, Georgia 30309-3996
     Attention:  H. Edward Hales, Jr., Esq.


     The Sellers or the Purchaser may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 16. A notice or other communication sent in compliance with the provisions of this Section 16 shall be deemed given and received (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above (or to such other address as such party has designated as provided above), (ii) if sent by express mail or overnight courier, on the date it is delivered to the other party, or (iii) if sent by registered or certified mail, on the third business day following the day such mailing is made.

       Property Information and Confidentiality.

     The Purchaser agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of the Sellers, be disclosed by the Purchaser or the Purchaser's Representatives, in any manner whatsoever, in whole or in part, and will not be used by the Purchaser or the Purchaser's Representatives, directly or indirectly, for any purpose other than evaluating the Properties. Moreover, the Purchaser agrees that, prior to the Closing, the Property Information will be transmitted only to the Purchaser's Representatives (i) who need to know the Property Information for the purpose of evaluating the Properties, and who are informed by the Purchaser of the confidential nature of the Property Information, (ii) who agree to be bound by the terms of this Section 17 and Section 6.3 and
(iii) except for attorneys, who have executed and delivered to the Sellers the letter regarding use of the Property Information in the form of Exhibit J hereto. The provisions of this Section 17 shall in no event apply to Property Information which is a matter of public record and shall not prevent the Purchaser from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

            Press Releases.

          The Purchaser and Sellers, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the provisions of Section 17 shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

            Return of Property Information.

          In the event this Agreement is terminated, the Purchaser and the Purchaser's Representatives shall promptly deliver to the Sellers all originals and copies of the Property Information in the possession of the Purchaser and the Purchaser's Representatives. Notwithstanding anything contained herein to the contrary, in no event shall the Purchaser be entitled to receive a return of the Downpayment or the accrued interest thereon, if any, if and when otherwise entitled thereto pursuant to this Agreement until such time as the Purchaser and the Purchaser's Representatives shall have performed the obligations contained in the preceding sentence in all material respects. Within two days of Purchaser's request for a return of the Downpayment, the Sellers shall furnish the Purchaser with a list of material items of Property Information which the Purchaser or the Purchaser's Representatives have failed to deliver to any of the Sellers. An affidavit of a Purchaser or any of Purchaser's Representatives certifying to the Sellers that an item of Property Information has been destroyed or lost despite a diligent search of such affiant's files shall be conclusive evidence of the Purchaser's performance of its obligations under this Section 17.2 as to the item certified to therein.

            Property Information Defined.

          As used in this Agreement, the term "Property Information" shall mean (i) all information and documents in any way relating to any of the Properties, the operation thereof or the sale thereof (including, without limitation, Leases, Contracts and Licenses) furnished to, or otherwise made available for review by, the Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, prospective lenders, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, the "Purchaser's Representatives"), by the Sellers or any of the Sellers' Affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) except for attorney work product, all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by the Purchaser or the Purchaser's Representatives containing or based, in whole or in part, on the information or documents described in the preceding clause (i), or the Investigations, or otherwise reflecting their review or investigation of any of the Properties.

            Remedies.

          In addition to any other remedies available to the Sellers, the Sellers shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the Purchaser or the Purchaser's Representatives in order to enforce the provisions of this Section 17 and
     Section 6.3.

     The provisions of this Section 17 shall survive the termination of this Agreement and the Closing.

       Access to Records.

     For a period of three (3) years subsequent to the Closing Date, the Sellers, the Sellers' Affiliates and their employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to the Purchaser by the Sellers at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to the Purchaser, and shall have the right, at their sole cost and expense, to make copies of such documents, books and records.

       Assignments.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by the Purchaser without the prior written consent of the Sellers and any assignment or attempted assignment by the Purchaser without such prior written consent shall constitute a default by the Purchaser hereunder and shall be null and void; provided, however, that the Purchaser may at the Closing assign this Agreement to an entity controlled by the pension fund of the Florida State Board of Administration, but such assignment shall not release the Purchaser named herein from its obligations under this Agreement, including, without limitation, the obligation of the Purchaser named herein to join in as a party with the Purchaser's permitted assignee and execute originals of the A&A Agreements and Bills of Sale at Closing, provided, however, that the Purchaser shall be released from its obligations hereunder and under the Purchaser's Documents at the Closing if the Purchaser furnishes evidence satisfactory to the Sellers that the Purchaser's assignee has an equity interest of $40,000,000 or more in the Properties at the Closing and such Purchaser's assignee executes an assumption agreement in form and substance satisfactory to the Sellers whereby such assignee agrees to assume and perform the covenants, obligations and liabilities of the Purchaser named herein.

       Entire Agreement, Amendments.

     All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the Sellers or the party drafting this Agreement. This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

       Merger.

     Except as otherwise expressly provided herein, the Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of the Sellers hereunder and all of the Sellers' representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

       Limited Recourse.

     The Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of the Sellers, including, without limitation, Dean Witter Realty Inc. and the parent and affiliates of Dean Witter Realty Inc. (collectively, the "Sellers' Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. The Purchaser agrees to look solely to each Seller and each Seller's assets directly attributable to its Buildings for the satisfaction of such Seller's liability or obligation arising under this Agreement, the Seller's Documents to which such Seller is now or hereafter becomes a party, or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements of the Sellers contained herein or in the Seller's Documents to which such Seller is now or hereafter becomes a party, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of the Sellers' Affiliates with respect to any matters arising out of or in connection with this Agreement, the Seller's Documents or the transactions contemplated hereby. The liability of each Seller hereunder and under the Seller's Documents is several and not joint. The total liability of the Sellers hereunder and under the Seller's Documents shall in no event exceed $10,000,000 subject to the following additional provisos:
(i) the liability of DWR Chesterbrook Associates, as the Seller of its Properties located at Chesterbrook Corporate Center, for any of its obligations or liabilities to the Purchaser under this Agreement or any of the Seller's Documents to which DWR Chesterbrook Associates is now or hereafter becomes a party, shall in no event exceed either
(a) $7,500,000 in the aggregate with respect to all of such Seller's assets attributable to all of its Properties located at Chesterbrook Corporate Center or (b) $2,000,000 with respect to all of such Seller's assets attributable to any one of its eight Properties at Chesterbrook Corporate Center; and (ii) the total liability of Glenhardie Corporation, Dean Witter Realty Income Partnership II, L.P., Dean Witter Realty Income Partnership III, L.P., and Part Six Associates, as the Sellers of their respective Properties located at Glenhardie Corporate Center, for any of such Seller's respective obligations or liabilities to the Purchaser under this Agreement or any of the Seller's Documents to which such Seller is now or hereafter becomes a party, shall in no event exceed either (a) $2,500,000 in the aggregate with respect to all of such Sellers' assets attributable to all of their respective Properties located at Glenhardie Corporate Center or (b) $1,250,000 with respect to all of such Sellers' assets attributable to any one of the four Buildings at Glenhardie Corporate Center and the related Land, condominium interests or ground leasehold interests and estates, and (iii) any indemnities, hold harmless agreements, reimbursement provisions, post-Closing adjustment obligations, certifications in estoppel certificates, and covenants and obligations of any of the
Sellers, whether set forth in this Agreement or any of the Seller's Documents, shall survive the Closing for a period of six months (except in the case of the Sellers' obligations under Sections 3.1 or 3.2, which shall survive the Closing for a period of one year) and thereafter the Sellers shall have no liability therefor. By way of example, the maximum liability of Glenhardie Corporation and Dean Witter Realty Income Partnership II, L.P. with respect to their assets attributable to 1275 Drummers Lane, Wayne, Pennsylvania (i.e., the Land and the Building thereon and each such Seller's ground leasehold interests and estates) is $1,250,000 in the aggregate. The following chart illustrates the allocation of the Seller's liability described above.

PROPERTY                                    MAXIMUM TOTAL
                                            LIABILITY PER PROPERTY
A.  CHESTERBROOK CORPORATE CENTER

1325 Morris Drive, Wayne, Pennsylvania
                                            $2,000,000
1400 Morris Drive, Wayne, Pennsylvania
                                            $2,000,000
1300 Morris Drive, Wayne, Pennsylvania
                                            $2,000,000

955    Chesterbrook   Boulevard,    Wayne,  $2,000,000
Pennsylvania
(Condominium   Unit   1   in   Parcel    9
Condominium)

965    Chesterbrook   Boulevard,    Wayne,  $2,000,000
Pennsylvania
(Condominium   Unit   2   in   Parcel    9
Condominium)
701 Lee Road, Wayne, Pennsylvania
                                            $2,000,000
600    Lee   Road,   Wayne,   Pennsylvania
(Condominium   Unit  2   in   Parcel   6-3  $2,000,000
Condominium)
620    Lee   Road,   Wayne,   Pennsylvania
(Condominium   Unit  1   in   Parcel   6-3  $2,000,000
Condominium)
Parcel    11   (Parking   Area),    Wayne,
Pennsylvania                                $2,000,000
_________________________________________
______Maximum Total Liability for  all  of  ____________
the    Chesterbrook    Corporate    Center
Properties                                  $7,500,000



B.  GLENHARDIE CORPORATE CENTER


1275 Drummers Lane, Wayne, Pennsylvania
(One Glenhardie Corporate Center)           $1,250,000
Ground  Lessor  Estate and  Ground  Lessee
Estate
1285 Drummers Lane, Wayne, Pennsylvania
(Two Glenhardie Corporate Center)           $1,250,000
Ground  Lessor  Estate and  Ground  Lessee
Estate
1265 Drummers Lane, Wayne, Pennsylvania
(Three Glenhardie Corporate Center)         $1,250,000
(Unit  1  in  Glenhardie Corporate  Center
Condominium)
1255 Drummers Lane, Wayne, Pennsylvania
(Four Glenhardie Corporate Center)          $1,250,000
(Unit  2  in  Glenhardie Corporate  Center
Condominium)
_______________________________________________         ____
_____
Maximum Total Liability for all of the        $2,500,000
Glenhardie Corporate Center Properties

     In no event shall any Seller ever be liable to the Purchaser or its officers, directors, employees, trustees, shareholders, partners, principals, parents, subsidiaries or other person or entity affiliated with Purchaser ("Purchaser's Affiliates") for any of the following suffered by Purchaser or Purchaser's Affiliates from whatever cause: loss of business or loss of profits (except for such loss which is in the nature of direct damages), speculative damages (i.e., prospective or anticipated damages from the same acts or facts causing or constituting the present cause of action, but which depend on future developments which are contingent, conjectural or improbable), remote damages (i.e., damages which are the unusual and unexpected result, not reasonably to be anticipated from an accidental or unusual combination of circumstances) or damages which are not reasonably foreseeable as a result of any Seller's breach, misrepresentation or default.

     Each Seller covenants to retain from the Purchase Price the following amounts specified for such Seller for a period of six months following the Closing:

     DWR Chesterbrook Associates   $7,500,000

     Glenhardie Corporation             $2,500,000

     Dean   Witter  Realty  Income  Partnership   II,   L.P.
$2,500,000

     Dean   Witter  Realty  Income  Partnership  III,   L.P.
$1,250,000

     Part Six Associates           $1,250,000

     Notwithstanding the exculpation on liability of Seller's Affiliates set forth above, a Seller's Affiliate which receives funds as a result of a breach of the foregoing covenant shall be liable in the same manner as the Seller which distributed the funds, but only to the extent of funds so received in breach of such covenant.

         Additional Collateral. Simultaneously with the execution and delivery of this Agreement, the Purchaser shall deposit with the Escrow Agent by a wire transfer of immediately available funds to the Escrow Agent's account the amount of Three Million and 00/100 Dollars ($3,000,000) (the "Additional Collateral") to be held by the Escrow Agent pursuant to the Additional Collateral Escrow Agreement of even date herewith by and among the Escrow Agent, the Purchaser and the Sellers in the form of Exhibit L attached hereto and made a part hereof (the "Additional Collateral Escrow Agreement"). Simultaneously with their execution and delivery of this Agreement, the Sellers shall furnish the Escrow Agent with their true Federal Taxpayer Identification Numbers so that the Escrow Agent may file appropriate income tax information returns with respect to any interest earned on or credited to the Additional Collateral. The Additional Collateral and the Deposit shall secure all of the obligations, liabilities, covenants, indemnification agreements and Surviving Obligations of the Purchaser under this Agreement and the Purchaser's Documents (the "Secured Obligations"). The Additional Collateral shall be released by the Escrow Agent to the Purchaser only upon the satisfaction of one of the following conditions: (i) in the event the Closing has not occurred, none of the Sellers has asserted a claim in writing against the Purchaser with respect to any of the Surviving Obligations on or before the date which is six months after any termination of this Agreement; or (ii) the Closing has occurred and the Purchaser has furnished evidence satisfactory to the Sellers that the Purchaser's or its assignee's mortgage financing with respect to the Properties for a six (6) month period beginning on the Closing Date does not and will not exceed seventy-five (75%) of the Purchase Price and, if the
Purchaser's assignee holds title to the Properties at the Closing, such Purchaser's assignee has executed and delivered an assumption agreement in form and substance satisfactory to the Sellers whereby such assignee has agreed to assume and perform all of the Secured Obligations of the Purchaser named herein. Except in the event the Closing fails to occur by reason of any of the Seller's failure or refusal to perform its obligations hereunder as provided in
Section 14.3 hereof (in which case the Deposit and the Additional Collateral shall be released to the Purchaser), the Deposit shall not be released to the Purchaser unless the condition set forth in (i) above has been satisfied; if the Closing has occurred or if the Sellers have terminated the Agreement in accordance with Section 14.2, the Sellers shall be entitled to the Deposit immediately. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement is terminated for any reason, except in the event the Closing fails to occur by reason of any of the Seller's failure or refusal to perform its obligations hereunder as provided in Section 14.3 hereof (in which case the Deposit and the Additional Collateral shall be released to the Purchaser), the Deposit automatically shall be released from the Escrow Agreement, shall thereupon become subject to the Additional Collateral Escrow Agreement and shall be held in escrow in the same manner as the Additional Collateral thereunder, provided, however, that the Deposit shall not become subject to the Additional Collateral Escrow Agreement but shall be released to the Sellers on the date on which the Sellers have terminated this Agreement in accordance with Section 14.2.

     The total liability of the Purchaser with respect to the Surviving Obligations shall in no event exceed $5,000,000 in the aggregate, subject to the following provisos: (i) the total liability of the Purchaser for obligations, liabilities, covenants and indemnities set forth in this Agreement (including, without limit hereto, Purchaser's wrongful failure or refusal to complete the Closing), other than the Surviving Obligations, shall in no event exceed the Deposit; (ii) the total liability of the Purchaser with respect to Surviving Obligations relating to the Properties located at Chesterbrook Corporate Center shall in no event exceed either (a) $3,750,000 in the aggregate with respect to the Surviving Obligations relating to all of the Properties located at Chesterbrook Corporate Center or (b) $2,000,000 with respect to Surviving Obligations relating to any one of the eight Properties at Chesterbrook Corporate Center; and (iii) the total liability of the Purchaser with respect to Surviving Obligations relating to the Properties located at Glenhardie Corporate Center shall in no event exceed either (a) $1,250,000 in the aggregate with respect to Surviving Obligations relating to all of the Properties located at Glenhardie Corporate Center or (b) $1,250,000 with respect to Surviving Obligations relating to any one of the four Buildings at Glenhardie Corporate Center and the related Land, condominium interests or ground leasehold interests and estates.

     The following chart illustrates the allocation of the Purchaser's liability for the Surviving Obligations as described above.

PROPERTY                                    MAXIMUM TOTAL
                                            LIABILITY PER PROPERTY
                                            (SURVIVING OBLIGATIONS)
A.  CHESTERBROOK CORPORATE CENTER

1325 Morris Drive, Wayne, Pennsylvania
                                            $2,000,000
1400 Morris Drive, Wayne, Pennsylvania
                                            $2,000,000
1300 Morris Drive, Wayne, Pennsylvania
                                            $2,000,000

955    Chesterbrook   Boulevard,    Wayne,  $2,000,000
Pennsylvania
(Condominium   Unit   1   in   Parcel    9
Condominium)

965    Chesterbrook   Boulevard,    Wayne,  $2,000,000
Pennsylvania
(Condominium   Unit   2   in   Parcel    9
Condominium)
701 Lee Road, Wayne, Pennsylvania
                                            $2,000,000
600    Lee   Road,   Wayne,   Pennsylvania
(Condominium   Unit  2   in   Parcel   6-3  $2,000,000
Condominium)
620    Lee   Road,   Wayne,   Pennsylvania
(Condominium   Unit  1   in   Parcel   6-3  $2,000,000
Condominium)
Parcel    11   (Parking   Area),    Wayne,
Pennsylvania                                $2,000,000
_________________________________________
______Maximum Total Liability for  all  of  ____________
the    Chesterbrook    Corporate    Center
Properties                                  $3,750,000



B.  GLENHARDIE CORPORATE CENTER


1275 Drummers Lane, Wayne, Pennsylvania
(One Glenhardie Corporate Center)           $1,250,000
Ground  Lessor  Estate and  Ground  Lessee
Estate
1285 Drummers Lane, Wayne, Pennsylvania
(Two Glenhardie Corporate Center)           $1,250,000
Ground  Lessor  Estate and  Ground  Lessee
Estate
1265 Drummers Lane, Wayne, Pennsylvania
(Three Glenhardie Corporate Center)         $1,250,000
(Unit  1  in  Glenhardie Corporate  Center
Condominium)
1255 Drummers Lane, Wayne, Pennsylvania
(Four Glenhardie Corporate Center)          $1,250,000
(Unit  2  in  Glenhardie Corporate  Center
Condominium)
_______________________________________________         ____
_____
Maximum Total Liability for all of the        $1,250,000
Glenhardie Corporate Center Properties

     The total liability of the Purchaser with respect to the Secured Obligations shall in no event exceed $10,000,000 in the aggregate, subject to the following provisos: (i) the total liability of the Purchaser for obligations, liabilities, covenants and indemnities set forth in this Agreement (including, without limit hereto, Purchaser's wrongful failure or refusal to complete the Closing), other than the Surviving Obligations and obligations under the Purchaser's Documents (other than this Agreement), shall in no event exceed the Deposit; (ii) the total liability of the Purchaser with respect to Secured Obligations relating to the Properties located at Chesterbrook Corporate Center shall in no event exceed either (a) $7,500,000 in the aggregate with respect to the Secured Obligations relating to all of the Properties located at Chesterbrook Corporate Center or (b) $2,000,000 with respect to Secured Obligations relating to any one of the eight Properties at Chesterbrook Corporate Center; and (iii) the total liability of the Purchaser with respect to Secured Obligations relating to the Properties located at Glenhardie Corporate Center shall in no event exceed either (a) $2,500,000 in the aggregate with respect to Secured Obligations relating to all of the Properties located at Glenhardie Corporate Center or (b) $1,250,000 with respect to Secured Obligations relating to any one of the four Buildings at Glenhardie Corporate Center and the related Land, condominium interests or ground leasehold interests and estates.

     The  following chart illustrates the allocation of  the
Purchaser's   liability  for  the  Secured  Obligations   as
described above.

PROPERTY                                    MAXIMUM TOTAL
                                            LIABILITY PER PROPERTY
A.  CHESTERBROOK CORPORATE CENTER

1325 Morris Drive, Wayne, Pennsylvania
                                            $2,000,000
1400 Morris Drive, Wayne, Pennsylvania
                                            $2,000,000
1300 Morris Drive, Wayne, Pennsylvania
                                            $2,000,000

955    Chesterbrook   Boulevard,    Wayne,  $2,000,000
Pennsylvania
(Condominium   Unit   1   in   Parcel    9
Condominium)

965    Chesterbrook   Boulevard,    Wayne,  $2,000,000
Pennsylvania
(Condominium   Unit   2   in   Parcel    9
Condominium)
701 Lee Road, Wayne, Pennsylvania
                                            $2,000,000
600    Lee   Road,   Wayne,   Pennsylvania
(Condominium   Unit  2   in   Parcel   6-3  $2,000,000
Condominium)
620    Lee   Road,   Wayne,   Pennsylvania
(Condominium   Unit  1   in   Parcel   6-3  $2,000,000
Condominium)
Parcel    11   (Parking   Area),    Wayne,
Pennsylvania                                $2,000,000
_________________________________________
______Maximum Total Liability for  all  of  ____________
the    Chesterbrook    Corporate    Center
Properties                                  $7,500,000



B.  GLENHARDIE CORPORATE CENTER


1275 Drummers Lane, Wayne, Pennsylvania
(One Glenhardie Corporate Center)           $1,250,000
Ground  Lessor  Estate and  Ground  Lessee
Estate
1285 Drummers Lane, Wayne, Pennsylvania
(Two Glenhardie Corporate Center)           $1,250,000
Ground  Lessor  Estate and  Ground  Lessee
Estate
1265 Drummers Lane, Wayne, Pennsylvania
(Three Glenhardie Corporate Center)         $1,250,000
(Unit  1  in  Glenhardie Corporate  Center
Condominium)
1255 Drummers Lane, Wayne, Pennsylvania
(Four Glenhardie Corporate Center)          $1,250,000
(Unit  2  in  Glenhardie Corporate  Center
Condominium)
_______________________________________________         ____
_____
Maximum Total Liability for all of the        $2,500,000
Glenhardie Corporate Center Properties

     The provisions of the Additional Collateral Escrow Agreement and this Section 23 shall survive termination of this Agreement and the Closing, except that in the event of a termination of this Agreement pursuant to Section 14.3 hereof, the provisions of the Additional Collateral Escrow Agreement and this Section 23 shall not survive.

     In no event shall the Purchaser or Purchaser's Affiliates ever be liable to any of the Sellers or Seller's Affiliates for any of the following suffered by Seller or Seller's Affiliates from whatever cause: loss of business or loss of profits (except for such loss which is in the nature of direct damages), speculative damages (i.e., prospective or anticipated damages from the same acts or facts causing or constituting the present cause of action, but which depend on future developments which are contingent, conjectural or improbable), remote damages (i.e., damages which are the unusual and unexpected result, not reasonably to be anticipated from an accidental or unusual combination of circumstances) or damages which are not reasonably foreseeable as a result of the Purchaser's breach, misrepresentation or default.

     The Sellers agree that they do not have and will not have any claims or causes of action against any of the Purchaser's Affiliates arising out of or in connection with this Agreement or the transactions contemplated hereby except in the event of an express written assumption by such Affiliate of the Purchaser's obligations as contemplated by this Agreement or a transfer of any of the Property to an Affiliate of Purchaser to the extent of the value of the transferred Property. The Sellers agree to look to the Deposit, the Additional Collateral, the Purchaser, and Purchaser's assets directly attributable to the Properties for the satisfaction of the Purchaser's liabilities or obligations arising under this Agreement, the Purchaser's Documents to which Purchaser is now or hereafter becomes a party or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements of the Purchaser contained herein or in the Purchaser's Documents to which the Purchaser is now or hereafter becomes a party, and further agrees not to sue or otherwise seek or enforce any personal obligation against any of the Purchaser's Affiliates with respect to any matters arising out of or in connection with this Agreement, the Purchaser's Documents or the transactions contemplated hereby.

       Miscellaneous.

     Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default. Each of the Exhibits and Schedules referred to herein and attached hereto is incorporated herein by this reference. The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained. If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws.

       Time of the Essence.

Time is of the essence with respect to this Agreement, including but not limited to the occurrence of the Closing as of the originally scheduled date.

       IRS Form 1099-S Designation.

        In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (i) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Exhibit K at or prior to the Closing to designate the Title Company as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal
Revenue Service (the "IRS") on IRS Form 1099-S; (ii) to provide the Title Company with the information necessary to complete Form 1099-S; (iii) that the Title Company shall not be liable for the actions taken under this Section 25, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Title Company; and (iv) that the Title Company shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken under this Section 25, except as they may be the result of gross negligence or willful misconduct on the part of the Title Company. The Title Company shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

       Waiver of Condominium Rights.

     Seller  and  Purchaser  agree that  the  provisions  of
Chapter  34 of the Pennsylvania Uniform Condominium Act,  68
Pa. C.S.A. 3101, et seq. are hereby waived.

       Attorney's Fees.

       In any event that at any time Sellers or Purchaser shall institute any action or proceeding against the other relating to this Agreement or any default hereunder, then and in that event the prevailing party in such action or proceeding shall be entitled to recover from the other party its reasonable attorneys' fees which shall be deemed to have accrued on the commencement of such action or proceeding and shall be payable whether or not such action is prosecuted to judgment.

       Counterparts.

            This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                         SELLERS:

                         DWR CHESTERBROOK ASSOCIATES
                         By:    Chesterbrook  Investment   Partners,
L.P.,
                              a general partner

                              By:    Dean  Witter  Realty   Income
Partnership
                                   IV, L.P., a general partner

                                   By:  Dean Witter Realty Fourth
                                        Income  Properties,  Inc.,
its
                                        general partner

                                        By:
                                           Name:  Robert B. Austin
                                                Title:        Vice
President

                               By:Dean Witter Realty Income
                                   Partnership   III,   L.P.,    a
general                                 partner

                                   By:   Dean Witter Realty Income
Properties III Inc.,
                                        its general partner

                                        By:
                                            Name:      Robert   B.
Austin
                                              Title:          Vice
President
                         By:  Duportail Investment Partners, L.P.,
                              a general partner

                               By:DW  Chesterbrook Investors Inc.,
its
                                   general partner

                                   By:
                                     Name:  Robert B. Austin
                                     Title:    Vice President

                         GLENHARDIE CORPORATION

                                   By:
                                     Name:  Robert B. Austin
                                     Title:    Vice President

                         DEAN WITTER REALTY INCOME
                         PARTNERSHIP II, L.P.

                               By:Dean   Witter   Realty    Income
Properties II Inc., its general                   partner

                                   By:
                                     Name:  Robert B. Austin
                                     Title:    Vice President

                         DEAN WITTER REALTY INCOME
                         PARTNERSHIP III, L.P.

                               By:Dean Witter Realty Income
Properties III Inc., its general                  partner

                                   By:
                                     Name:  Robert B. Austin
                                     Title:    Vice President

                         PART SIX ASSOCIATES

                               By:Dean Witter Realty Income
                                   Partnership III, L.P., a
general                                 partner
                                   By:  Dean Witter Realty Income
Properties III Inc.,
                                        its general partner

                                        By:
                                          Name:  Robert B. Austin
                                          Title:    Vice President

                    PURCHASER:

                              FV OFFICE PARTNERS, L.P.,
                              a Delaware limited partnership

                              By:  FVGP, L.L.C.,
                                   a Pennsylvania limited
liability company, its general     partner

                                   By:
                                        _____________, a
Member

                   DEAN WITTER REALTY INC.
                    Two Word Trade Center
                  New York, New York 10048
                       (212) 392-4807



                                   February 6, 1998



Mr. James W. Hovey
President
The Fox Companies
1325 Morris Drive, Suite 201
Wayne, PA 19087-5554

Re:  Sale of the Glenhardie &
     Chesterbrook Corporate Centers

Dear Jim:

     You have inquired as to the role and function of the Geis Realty Group, Inc. ("Geis") with regard to the above referenced matter.

     As you are aware the Geis organization was employed by certain Dean Witter affiliates for the management and leasing of eight of the twelve buildings included in the Glenhardie/Chesterbrook portfolio sale. These functions were governed by specific "management" and "exclusive leasing" agreements. These agreements, specifically the leasing contract, acknowledge that "Owner will not be liable to Broker due to the sale of the Building(s) or Property".

     Additionally, neither the various affiliates of Dean Witter Realty or Realty itself has entered into any other agreement with Geis with regard to the prospective sale to Fox's affiliate, FV Office Partners, L.P. of the Glenhardie/Chesterbrook portfolio. The "Broker" of record for the prospective sale of the portfolio is Eastdil Realty, LLC, as is outlined in the Purchase and Sale Agreement covering the prospective transaction.
Mr. James W. Hovey
The Fox Companies
Page 2

     We understand that certain members of the Geis organization participated in various market and building tours in conjunction with representatives from Eastdil.
Please note that from our experience it is ordinary and customary for a property's current management/leasing teams to participate in such tours during the marketing phase.
These tours, to the extent they occurred, were arranged between Geis and Eastdil.

     We note that you have raised a concern that Geis' participation in such could lead to a claim for a "sales commission" upon the closing of the sale of the portfolio.
It is my understanding that your main concern is that a claim could be made by Geis which could result, under the laws of the Commonwealth of Pennsylvania, in a lien being placed on some or all of the assets that constitute the portfolio and that your affiliate is not protected or indemnified for this contingency.

     Please be advised that Dean Witter Realty Inc., on behalf of itself and its affiliates, agrees that it will indemnify and hold harmless FV Office Partners, L.P., and its affiliates plus The Fox Companies and its affiliates for any claim(s) made by or on behalf of Geis Realty Group, Inc. relating to any claim for a sales commission directly related to the purchase of the Glenhardie/Chesterbrook portfolio.

     It is also acknowledged that this letter agreement shall not be superseded by or merged into the Purchase and Sale Agreement and that this letter shall represent a separate agreement amongst the parties.

                                   Sincerely,


                                   /s/ Robert B. Austin
                                   Robert B. Austin


RBA/sy
Enclosures

                   DEAN WITTER REALTY INC.
                    Two Word Trade Center
                  New York, New York 10048
                       (212) 392-4807



                                   February 10, 1998



FV Office Partners, L.P.
c/o James W. Hovey
The Fox Companies
1325 Morris Drive
Wayne, PA 19087-5554

Re:  Sale of the Glenhardie &
     Chesterbrook Corporate Centers

Dear Jim:

     We are writing this point of clarification on behalf of the Sellers under and regarding the Purchase and Sale
Agreement of even date with this letter.

     It is understood and agreed that any capital costs incurred, or to be incurred by, any Seller regarding any existing Lease as of the date of this letter, which costs are not expressly stated to become the responsibility of the Purchaser and the Confidential Offering Memorandum prepared by Eastdil Realty Company, LLC regarding the Properties and delivered to you with the letter dated November 10, 1997 from Eastdil, as such Memorandum was amended by the enclosures to a letter dated January 7, 1998 from Eastdil to you, shall be and remain the responsibility of the Sellers. However, it is also acknowledged that Seller shall not be responsible for any unexercised renewal, expansion or extension options that may be contained within any Lease.

FV Office Partners, L.P.
c/o Mr. James W. Hovey
Page 2

     Capital costs as used in this letter shall include tenant improvement allowances, rent concessions, moving allowances, leasing commissions and similar costs, charges and allowances given to tenants or otherwise relating to their leasing and/or occupying space in any Property.
Without limiting the generality of the foregoing, capital costs shall include those costs relating to the February 4, 1998. Allstate lease at 701 Lee Road, the December 16,
1997; Crothall Healthcare lease at 995 Chesterbrook
Boulevard, the Aetna expansion of 15,090 square feet at 955
Chesterbrook Boulevard (their Seventh Amendment), the
Weyerhaeuser lease at 620 Lee Road, the SunGard Eighth
Amendment at Two Glenhardie Corporate Center, the New
England Life lease at Four Glenhardie Corporate Center and
The Fox Management Corporation Eighth Amendment at 1325
Morris Drive.

     At Closing under the Purchase and Sale Agreement, the Sellers will escrow sums and/or otherwise secure in a manner and amount reasonably satisfactory to the Purchasers, the Sellers' obligations for the capital costs. In the event that the Allstate lease regarding 701 Lee Road shall have been terminated, without any of the capital costs relating to it having been incurred and paid, whether by reason of the holding over in 701 Lee Road by SAP America, the present tenant or otherwise, then it is agreed that the Seller of said Property shall, as full satisfaction of this situation, pay over to Purchaser the amount of $1,692,870.00 ($30.00/RSF x 56,429 RSF).

     The commitment of the Sellers to maintain an escrow account shall be limited to six months from the Closing plus the time necessary to quantify any remaining Unfunded Obligations. At the end of said period the Sellers shall be required to turnover to Purchaser in cash the equivalent of any outstanding obligations (the "Unfunded Obligations").
To accomplish this Sellers, at the end of the six month period, shall provide a schedule of remaining commitments along with all necessary documentation (plans, working drawings, constructing contracts, etc.) to certify the total of such amounts as well as what has been paid to date for said obligations. Upon receipt of said Unfunded Obligation analysis Purchaser shall by written notice, either accept Sellers representation or outline to Sellers any additional amounts it believes may remain outstanding. Upon receipt of any such notice the parties, using good faith, will attempt to resolve any such differences over a fifteen day period. FV Office Partners, L.P.
c/o Mr. James W. Hovey
Page 3

     In the event that Purchaser and Seller are unable to reach an agreement in a timely manner then the matter shall be submitted to binding arbitration in accordance with rules and regulations of the American Arbitration Association or any similar or successor organization.

     It is also acknowledged that this letter agreement shall not be superseded by or merged into the Purchase and Sale Agreement and that this letter shall represent a separate agreement amongst the parties.

     Capitalized terms used, but not defined in this letter, and which are defined in the Purchase and Sale Agreement, shall have the meaning attributed to them in the Purchase and Sale Agreement.


                                   Sincerely,


                                   /s/ Robert B. Austin
                                   Robert B. Austin
                                   on behalf of Sellers


RBA/sy
                 DWR CHESTERBROOK ASSOCIATES
                   GLENHARDIE CORPORATION
       DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P.
       DEAN WITTER REALTY INCOME PARTNERSHIP III, L.P.
                     PART SIX ASSOCIATES
                 c/o DEAN WITTER REALTY INC.
             Two World Trade Center, 64th floor
                  New York, New York 10048


                                   March 18, 1998


FV Office Partners, L.P.
c/o James W. Hovey
The Fox Companies
1325 Morris Drive
Wayne, Pennsylvania 19087-5594

re:  Sale of the Glenhardie and
     Chesterbrook Corporate Centers

Dear Jim:

     Reference is made to the Purchase and Sale Agreement between DWR Chesterbrook Associates ("DWR Chesterbrook"), Glenhardie Corporation ("Glenhardie"), Dean Witter Realty Income Partnership II, L.P. ("DWRIP II"), Dean Witter Realty Income Partnership III, L.P. ("DWRIP III"), Part Six Associates ("Part Six"), collectively the "Sellers", and FV Office Partners, L.P. (the "Purchaser") with respect to the sale of the Glenhardie Corporate Center and portions of the Chesterbrook Corporate Center (collectively, the "Properties") dated as of February 10, 1998 (the "Original Agreement") as clarified by letter agreements between Dean Witter Realty Inc. as agent for the Sellers ("DWR") dated February 6, 1998 (the "2/6 Letter") and February 10, 1998 (the "2/10 Letter"), collectively the "Agreement". All capitalized terms not defined herein shall have the meanings specified in the Original Agreement.

     1. Exhibit A, B and C attached hereto and made a part hereof individually and collectively are Purchaser's Due Diligence "lists" (the "Lists"). Except for Exhibit A which is subject to change as outlined therein and subject to the obligation of the applicable Seller(s) to pay additional funds with respect to certain underfunded Exhibit C Items as provided below in this Paragraph 1, the amounts and items listed therein shall be deemed "final" as Purchaser's findings during its Due Diligence Period. The items set forth on Exhibit A are various items (the "Exhibit A Items") as to which, except to the extent that such items are performed and paid for by the Sellers prior to the Closing, funds shall be deducted from the Purchase Price and placed in escrow at the Closing (the "Exhibit A Escrow"). The items set forth on Exhibit B are various items (the "Exhibit B Items") as to which, except to the extent that such items are performed and paid for by the Sellers prior to the Closing, funds shall be deducted from the Purchase Price and placed in escrow at the Closing (the "Exhibit B Escrow"). Said Exhibit B Escrow funds shall remain in escrow until the parties agree upon the work, if any, that is required and the cost thereof and upon completion of any work the remaining balance in the Exhibit B Escrow shall be delivered to Sellers. The items set forth on Exhibit C are various items (the "Exhibit C Items") as to which, except to the extent that such items are performed and paid for by the Sellers prior to the Closing, funds shall be deducted from the Purchase Price and placed in escrow at the Closing (the "Exhibit C Escrow") to be applied to such items until such items are fully performed and paid for whereupon any remaining balance in the Exhibit C Escrow shall be delivered to the Seller(s); however if the funds in the Exhibit C Escrow are insufficient to pay for the full cost of such items then the appropriate Seller(s) shall be responsible for any additional funds required to pay the full cost of such items and shall within ten (10) days after written request from the Purchaser accompanied by reasonable supporting documentation, from time to time, pay into the Exhibit C Escrow any excess costs until the Exhibit C Items are fully performed and paid for.

     2.                            Between the date hereof
and the date of the Closing, the Sellers and the Purchaser shall review the Lists and shall determine if any of the items set forth on any of the Lists have been paid for by the Sellers and performed in whole, in which event such items shall be deleted from the Final Lists (hereinafter defined), or have been paid for and performed in part, in which event the revised amounts shall be inserted in the Final Lists.

     Evidence of satisfaction and/or dollar reduction shall be accomplished by the following items:
_     Waiver of Tenant Improvement items as evidenced by Item
#5 of the Estoppel Certificate(s) or other reasonably acceptable certification by the tenant as to its receipt of payment for any required tenant improvements.
_     Subsequent written confirmation by a tenant of
satisfaction of any outstanding obligation.
_     Reasonable alternative proof of satisfaction; such as
lien waivers, canceled checks, etc.
     The Purchaser and Seller(s) also agree that if any items are in dispute between the parties then the amount requested by Purchaser (not to exceed the amount set forth in the Lists attached hereto with respect to any such item) shall be initially funded to escrow but Seller(s) and the Purchaser will retain the right to submit such item to any dispute resolution mechanism that may be contained in the anticipated Escrow Agreement.

     3. At or prior to the Closing, the Sellers and the Purchaser shall agree as to final lists (collectively, the "Final Lists") of the Exhibit A Items, the Exhibit B Items and the Exhibit C Items which shall set forth the final amounts of the Exhibit A Escrow, the Exhibit B Escrow and the Exhibit C Escrow (collectively, the "Escrows").

     4.                            The Sellers and the
Purchaser agree that at the Closing, the amounts set forth on the Final Lists as to each Property shall not be paid by the Purchaser to the relevant Seller and shall instead be placed in the appropriate Escrows.

     5. The Escrows shall be established pursuant to the escrow agreement (the "Escrow Agreement") reasonably satisfactory to the Sellers and the Purchaser to be executed at the Closing. Any interest earned in the Escrows shall be deemed a part of the respective Escrows.

     6.                            Funds shall be advanced
from the Escrows as provided in the 2/10 Letter Agreement, this letter agreement and the Escrow Agreement.

     7. The provisions of the 2/10 Letter and of this letter agreement shall survive the Closing until the date on which all of the Escrows have been disbursed pursuant to this letter agreement, the 2/10 Letter and the Escrow Agreement.


               [SIGNATURES ON FOLLOWING PAGE]
DWR CHESTERBROOK ASSOCIATES,
a Pennsylvania General Partnership

By:  Chesterbrook Investment Partners, L.P.,
     a General Partner

     By:  Dean Witter Realty Income Partnership III, L.P.,
          a General Partner

          Dean Witter Realty Income Properties III, Inc.
          its Managing General Partner

          ______________________________
          Robert B. Austin
          Vice President

     By:  Dean Witter Realty Income Partnership IV, L.P.
          a General Partner

          Dean Witter Realty Fourth Income Properties, Inc.
          its Managing General Partner

          ______________________________
          Robert B. Austin
          Vice President

     By:  Duportail Investment Partners, L.P.
          a General Partner

          DW Chesterbrook Investors, Inc.
          a General Partner

          ______________________________
          Robert B. Austin
          Vice President

          DW Duportail Investors, Inc.
          its Managing Partner

          ______________________________
          Robert B. Austin
          Vice President


GLENHARDIE CORPORATION

By:  ____________________
     Robert B. Austin
     Vice President


DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P., a Delaware limited partnership

By:  Dean Witter Realty Income Properties II, Inc.,
     its General Partner

     ______________________
     Robert B. Austin
     Vice President


DEAN WITTER REALTY INCOME PARTNERSHIP III, L.P., a Delaware limited partnership

By:  Dean Witter Realty Income Properties III, Inc.,
     its General Partner

     ______________________________
     Robert B. Austin
     Vice President


PART SIX ASSOCIATES

By:  Dean Witter Realty Income Partnership III, L.P.,
     a Delaware limited partnership

     By:  Dean Witter Realty Income Properties III, Inc.,
          its General Partner

          ______________________________
          Robert B. Austin
          Vice President


AGREED TO:

FV OFFICE PARTNERS, L.P.,
a Delaware limited partnership

By:  FVGP, L.L.C.,
     a Pennsylvania limited liability company,
     its general partner

     _____________________________
     James W. Hovey
     a Member
                          EXHIBIT A


   Allowances and Tenant Improvement Obligations per Lease
                         Agreements


     Glenhardie Corporate Center

     Glenhardie III:

       Dean Witter Reynolds, Inc.     $12,030.00
       Medeva Americas, Inc.          $23,741.00

     Glenhardie IV:

       New England Life              $335,996.00
       Triumph Group Operations, Inc. $43,628.00


     Chesterbrook Corporate Center

     600 Lee Road:

       Weyerhaeuser - 6,888 sf        $96,432.00
       Weyerhaeuser - 11,527 sf      $161,378.00

     620 Lee Road:

       Weyerhaeuser                  $392,560.00

     701 Lee Road:

       Manufacturers Life Insurance   $51,915.00

     955 Chesterbrook Boulevard:

       Aetna Life Insurance Co.       $75,450.00
       Crothall Healthcare Services  $193,292.00
       Software Design Concepts       $65,000.00

     1325 Morris Drive:

       Fox Management Co.            $292,601.00

NOTE: Seller and Purchaser agree that this list is subject to adjustments based upon review of any Estoppel
Certificates received by Purchaser subsequent to the date of this Letter Agreement.
                          EXHIBIT B


     1400 Morris Drive

       Brick Facade Condition        $202,500.00

     Code Issues:

       ADA Fire Panels/Horns & Strobes

       Glenhardie I                   $25,000.00
       Glenhardie II                   25,000.00
       Glenhardie III                  25,000.00
       Glenhardie IV                   25,000.00
       600 Lee Road                    25,000.00
       620 Lee Road                    25,000.00
       701 Lee Road                    40,000.00
       955 Chesterbrook Boulevard      25,000.00
       965 Chesterbrook Boulevard      40,000.00
       1300 Morris Drive               25,000.00
       1400 Morris Drive               25,000.00
       1325 Morris Drive               25,000.00


NOTE: Sellers and Purchaser acknowledge that the above amounts reflect Purchaser's estimate of the maximum cost to correct perceived deficiencies identified by Purchaser's Engineers. It is further agreed between Seller and Purchaser that the placing of the above amount into escrow is not an indication by any Seller that it is in agreement with Purchaser's position in these areas. Instead it is agreed that the issues raised represent potential "Valuation Adjustments" as such term in defined in the Original Agreement. Purchaser and Sellers agree that for a period of thirty (30) days subsequent to the Closing that they will attempt in good faith to reach agreement as to the accuracy of Purchaser's assertions that the work is required by law, the appropriateness of the proposed solution and the reasonableness of the cost to correct. It is further agreed that should a mutually acceptable resolution not be achieved, within the indicated time frame, then such items shall be subject to resolution via Section 4.2.4 of the Original Agreement.

                          EXHIBIT C


     701 Lee Road

       Tenant Improvements:
       Allstate Insurance Turn-key Buildout$2,000,000.00 (which shall include all funds necessary to achieve a certificate of occupancy for said tenant and to the extent so required to address the PVC issue raised by Purchaser's engineers. Plus; amount reflects funds to pay Fox Realty Co. a Construction Management Fee @ 3% of contract value)

     Glenhardie II

       Building Improvements:
       Restroom Renovation            $50,000.00
       Parking Lot Repairs             15,000.00
       Exterior Entrance Doors          7,000.00
       Firetower Renovations           15,000.00
       Water Leak                       1,000.00

       Tenant Improvements:
       SunGard Allowance           $1,348,358.00
       Restroom Installation in Cafe    7,500.00
       Cafe Exit                        7,000.00
       Fox Realty Co. Construction Management Fee 16,200.00
        (@ 3% of remaining unfunded balance of
        $540,000.00 [estimated])

         Additional Escrow Collateral (approx. 10%)
$150,000.00

                                   $1,617,058.00

NOTE: It is agreed that the above represents good faith estimates by the Seller(s) as to its obligations under certain Leases at the Properties. The appropriate Seller understands that it is obligated to provide sufficient funds to complete all the work described above whether or not the indicated estimates are sufficient.
                 DWR CHESTERBROOK ASSOCIATES
                   GLENHARDIE CORPORATION
       DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P.
       DEAN WITTER REALTY INCOME PARTNERSHIP III, L.P.
                     PART SIX ASSOCIATES
                   Two World Trade Center
                  New York, New York 10048


                                   April 1, 1998


FV Office Partners, L.P.
The Fox Companies
1325 Morris Drive
Wayne, Pennsylvania 19087-5594

re:  Sale of the Glenhardie and
     Chesterbrook Corporate Centers

Dear Jim:

     Reference is made to the Purchase and Sale Agreement between DWR Chesterbrook Associates ("DWR Chesterbrook"), Glenhardie Corporation ("Glenhardie"), Dean Witter Realty Income Partnership II, L.P. ("DWRIP II"), Dean Witter Realty Income Partnership III, L.P. ("DWRIP III"), Part Six Associates ("Part Six") and, together with DWR Chesterbrook, Glenhardie, DWRIP II and DWRIP III, (collectively, the "Sellers"), and FV Office Partners, L.P. (the "Purchaser") with respect to the sale of the Glenhardie Corporate Center and portions of the Chesterbrook Corporate Center (collectively, the "Properties") dated as of February 10, 1998 (the "Original Agreement") as amended by letter agreements between Dean Witter Realty Inc. on behalf of itself and as agent for the Sellers dated February 6, 1998 (the "2/6 Letter") and February 10, 1998 (the "2/10 Letter") and March 18, 1998 (the "3/18 Letter") and together with the Original Agreement, the 2/6 Letter and the 2/10 Letter, (collectively, the "Agreement"). All capitalized terms not defined herein shall have the meangings specified in the 3/18 letter.

     1. This letter agreement shall constitute the Escrow
Agreement as described in the 3/18 Letter and shall amend the Agreement as set forth herein.

     2. The Purchase Price is reduced by $4,915,008 to $167,897,492. The adjusted Purchase Price is, as set forth on Exhibit A hereto, allocated: (a) 18% to certain personal property, tangible and intangible, including, but not limited to, the intangible property described on Schedule 10 to the Original Agreement (including but not limited to the good will associated therewith) and other personality as more fully set forth in a valuation report of Marshall & Stevens and (b) the balance to real property. All references to the Exhibit A Escrow and the Exhibit A Items shall be deemed deleted from the 3/18 Letter and the relevant portions f the 2/10 Letter shall be of no force and effect, provided that the Purchaser hereby assumes, and agrees to perform, all of the Sellers' obligations with respect to the performance of the Exhibit A Items. The Sellers agree to take no position (financial or tax) inconsistent with the allocations contained herein.

     3. Attached hereto as Exhibits B and C, respectively, are the Final Lists of the Exhibit B Items and the Exhibit C Items and the final amounts of the Exhibit B Escrow and the Exhibit C Escrow. Notwithstanding anything to the contrary contained in the 3/18 letter, the Purchaser, and not the Seller, shall fund the Exhibit B Escrow and the Exhibit C Escrow at the Closing. Funds shall be advanced from the Exhibit B Escrow and the Exhibit C Escrow based upon requisitions submitted monthly by the Purchaser as to the Exhibit B Escrow and by the Sellers as to the Exhibit C Escrow in accordance with Paragraph 7 of the 3/18 letter and Paragraph 9 of this letter agreement. As provided in Paragraph 1 of the 3/18 letter: (a) upon the completion of the Exhibit B Items and the Exhibit C Items, as the case may be, the balance, if any, in the Exhibit B Escrow and/or the Exhibit C Escrow shall be delivered to the Sellers and (b) the Sellers shall be obligated to pay excess costs as to the Exhibit C Items.

     4. The proceeds of the Escrows shall be held in the money market account of Fox Realty Co. at CoreStates Bank in Philadelphia, Pennsylvania. Fox Realty Co. is executing this letter agreement solely for the purposes of agreeing to hold and apply the Escrows as provided in this letter agreement.

     5. Funds shall be withdrawn from the Escrows and disbursed as provided in the 2/10 Letter, the 3/18 Letter and this letter agreement.

     6. The Purchaser indemnifies and holds harmless the Sellers from any and all loss, costs, claim damage, liability and expense (including, without limitation, attorney's fees and disbursements) which may be incurred by any of the Sellers by reason of any misapplication or misuse of the escrowed amounts by, or any default, misconduct or negligence of, Fox Realty Co., in its capacity as escrow agent hereunder.

     7. The Sellers shall be entitled to any interest accrued on the Escrows and shall be the party responsible for the payment of any tax due thereon. The Sellers shall file appropriate income tax information returns with respect to any interest earned on the Escrows.

     8. If there is a dispute as to any disbursement from any of the Escrows then either DWR or the Purchaser may submit such dispute to arbitration in the City of Philadelphia before one (1) arbitrator by giving a demand for arbitration to the other.

     Within three (3) business days after the giving of any such demand for arbitration, the parties shall in good faith seek to find a mutually acceptable arbitrator. If agreement as to a mutually acceptable arbitrator is not reached within such three (3) business day period, then either party may, within three (3) business days thereafter submit such dispute for arbitration before one (1) arbitrator under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association ("AAA") (presently rules 53 through 57 and, to the extent applicable, Section 19); provided, however, that with respect to any such arbitration: (I) the list of arbitrators referred to in Rule 54 shall be returned within three (3) business days from the date of receipt; (ii) the parties shall notify the AAA by telephone, within two (2) business days after receipt of notice of the arbitrator designated by the AAA of any objections to the arbitrator appointed; (iii) the Notice of Hearing referred to in Rule 55 shall be given at least four (4) business days in advance of the hearing;
(iv) the hearing shall be held within five (5) business days after the appointment of the arbitrator, and the additional hearing, if any, shall beheld within two (2) business days after the initial hearing; and (v) the decision and award of the arbitrator shall be made within two (2) business days of completion of the arbitration and shall be final and conclusive on the parties. The parties shall pay equally the costs of any such arbitration and each party shall pay its own attorney's fees and disbursements and the fees of all other persons engaged by it in connection with the arbitration.

     9. Paragraph 7 of the 3/18 Letter is amended to insert at the end thereof the words "and: (a) all of the work or any portion thereof required with respect to the Exhibit C Items has been completed in full by the Sellers in full; (b) all contractors, subcontractors and material men have been paid in full and have executed lien waivers as to such work or portion thereof which have been delivered to the Purchaser; and (c) the relevant tenants have acknowledged in writing that such work or portion thereof has been completed in full in accordance with their leases; it being the intent of the Sellers and the Purchaser that the funds in Exhibit C Escrow shall be released on a monthly requisition basis."

     10.                           The Agreement, as amended
hereby, is ratified and conformed and remains in full force and effect.

                           DWR CHESTERBROOK ASSOCIATES

                           By: Chesterbrook Investment
Partners,                               L.P., a general
partner

                           By: Dean Witter Realty Income
Partnership IV, L.P., a general
partner

                               By: Dean Witter Realty Fourth
Income Properties, Inc., its                      general
partner

                                   By:  /s/ Robert B. Austin
                                   Name: Robert B. Austin
                                   Title:    Vice President

                           By: Dean Witter Realty Income
Partnership III, L.P., a general
partner

                               By: Dean Witter Realty Fourth
Income Properties III, Inc., its                       its
general partner

                                   By:  /s/ Robert B. Austin
                                   Name: Robert B. Austin
                                   Title:    Vice President
                           By: Duportail Investment
Partners,                                    L.P., a general
partner

                               By: DW Chesterbrook Investors
Inc., its general partner

                                   By:  /s/ Robert B. Austin
                                   Name: Robert B. Austin
                                   Title:    Vice President

                           GLENHARDIE CORPORATION

                                   By:  /s/ Robert B. Austin
                                   Name: Robert B. Austin
                                   Title:    Vice President

                           DEAN WITTER REALTY INCOME
PARTNERSHIP                        II, L.P.

                           By: Dean Witter Realty Income
Properties II Inc., its general
partner

                                   By:  /s/ Robert B. Austin
                                   Name: Robert B. Austin
                                   Title:    Vice President

                           DEAN WITTER REALTY INCOME
PARTNERSHIP                        III, L.P.

                               By: Dean Witter Realty Income
Properties III Inc., its                          general
partner

                                   By:  /s/ Robert B. Austin
                                   Name: Robert B. Austin
                                   Title:    Vice President
                           PART SIX ASSOCIATES

                           By: Dean Witter Realty Income
Partnership III, L.P., its
general partner

                               By: Dean Witter Realty Income
Properties III Inc., its                          general
partner

                                   By:  /s/ Robert B. Austin
                                   Name: Robert B. Austin
                                   Title:    Vice President


AGREED TO:

FV OFFICE PARTNERS, L.P.
a Delaware limited partnership

By:  FVGP, L.L.C.
     a Pennsylvania limited liability
     company, its general partner


By:  /s/ James W. Hovey
Name:                      James W. Hovey
Title:  a Member

FOX REALTY CO.

By:  /s/ James W. Hovey
Name:                      James W. Hovey
Title:  Vice President